Exhibit 10.5

EXHIBIT 1, LEASE DATA

Two Canal Park

Cambridge, Massachusetts 02141

(the “ Building ”)

Execution Date:		April 23, 2015

Tenant:		HubSpot, Inc., a Delaware corporation

Tenant’s Address:		25 First Street – 2 nd Floor Cambridge, Massachusetts 02141

Landlord:		BCSP Cambridge Two Property LLC, a Delaware limited liability company

Landlord’s Address:		c/o Beacon Capital Partners, LLC 200 State Street, 5 th Floor Boston, Massachusetts 02109 with a copy to: Goulston & Storrs PC 400 Atlantic Avenue Boston, Massachusetts 02110 Attn: Two Canal Park

Building:		Two Canal Park Cambridge, Massachusetts 02141

Lot:		The parcel(s) of land on which the Building is located and the other improvements thereon (including the Building, driveways and landscaping).

Common Areas:		The common walkways and accessways located on the Lot, as the same may be changed, from time to time.

Article 2	Premises:

A portion of the first (1 st ) floor of the Building, containing approximately 9,170 rentable square feet, substantially as shown on the Lease Plan, attached hereto and incorporated herein as Exhibit 2, Sheet 1 (“ First Floor Premises ”); and

The entirety of the second (2 nd ) floor of the Building, containing approximately 50,602 rentable square feet, substantially as shown on the Lease Plan, attached hereto and incorporated herein as Exhibit 2, Sheet 1 (“ Second Floor Premises ”)

Total Rentable Area of the Premises: 59,772 square feet

Total Rentable Area of the Building: 206,567 square feet

Section 3.1	Commencement Date:

The date that is the later of (i) the date that Landlord delivers possession of the Premises to Tenant in the Delivery Condition and with Landlord’s Work, as defined in Article 4 hereof, substantially completed, and (ii) December 1, 2015.

	Estimated Commencement Date:	December 1, 2015

	Rent Commencement Date:	The date one (1) month after the Commencement Date

Section 3.2	Expiration Date:	The date one hundred twenty (120) months (plus the partial month, if any) after the Rent Commencement Date, unless earlier terminated, or extended per Section 29.16

Article 5	Permitted Use:	General business offices and all legal uses customarily accessory thereto.

Article 6	Yearly Rent:

Exhibit 1 - 1

Lease Year	Yearly Rent	Monthly Payment	Per Rentable Square Foot
Lease Year 1	$3,407,004.00	$283,917.00	$57.00
Lease Year 2	$3,466,776.00	$288,898.00	$58.00
Lease Year 3	$3,526,548.00	$293,879.00	$59.00
Lease Year 4	$3,586,320.00	$298,860.00	$60.00
Lease Year 5	$3,646,092.00	$303,841.00	$61.00
Lease Year 6	$3,705,864.00	$308,822.00	$62.00
Lease Year 7	$3,765,636.00	$313,803.00	$63.00
Lease Year 8	$3,825,408.00	$318,784.00	$64.00
Lease Year 9	$3,885,180.00	$323,765.00	$65.00
Lease Year 10	$3,944,952.00	$328,746.00	$66.00

For purposes hereof, “ Lease Year ” shall mean a twelve-month period beginning on the Rent Commencement Date or any anniversary of the Rent Commencement Date, except that if the Rent Commencement Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Rent Commencement Date and end on the last day of the month containing the first anniversary of the Rent Commencement Date, and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year.

Tenant shall have no obligation to pay Yearly Rent for the period commencing as of the Commencement Date, and expiring as of the day before the Rent Commencement Date (the “ Rent Abatement Period ”). During the Rent Abatement Period, only Yearly Rent shall be abated (“ Abated Yearly Rent ”), and all additional rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

Article 7	Security Deposit:	$855,028.00, subject to reduction in accordance with Section 7.3

Article 8	Electricity:	Landlord shall provide utilities to Tenant as set forth in Article 8 hereof.

Article 9	Operating Costs in the Base Year:	The actual amount of Operating Costs for calendar year 2016

	Tax Base:	The actual amount of Taxes for fiscal year 2016 (i.e., July 1, 2015, through June 30, 2016)

	Tenant’s Proportionate Share:	28.94%

Section 29.3	Broker:	For Tenant: T3 Advisors, LLC For Landlord: CBRE/New England

Section 29.5	Enforcement of Arbitration:	Massachusetts; Superior Court

Section 29.12	Parking:	Number of Parking Passes: Thirty-Six (36), as more fully set forth in Section 29.12 hereof

Exhibit 1 - 2

CONTENTS

1.	INCORPORATION OF EXHIBITS; REFERENCE DATA		1

2.	DESCRIPTION OF DEMISED PREMISES		1

	2.1	Demised Premises	1
	2.2	Appurtenant Rights	1
	2.3	Exclusions and Reservations	1
	2.4	Rentable Area	1

3.	TERM OF LEASE		1

	3.1	Definitions	1
	3.2	Term	1
	3.3	Declaration Fixing Commencement Date	1

4.	READINESS FOR OCCUPANCY—ENTRY BY TENANT PRIOR TO COMMENCEMENT DATE; LANDLORD’S WORK; LANDLORD’S CONCOURSE WORK		1

	4.1	Landlord’s Work	1
	4.2	TI Plans	2
	4.3	Landlord’s Work	4
	4.4	Governmental Permits, Certificates of Occupancy and Approvals	4
	4.5	Completion Date	5
	4.6	When Premises Deemed Ready	5
	4.7	Landlord’s Contribution	5
	4.8	Tenant’s Delay – Additional Costs	5
	4.9	Preparation of Premises—Outside Contractors	6
	4.10	Conclusiveness of Landlord’s Performance	6
	4.11	Tenant Payments of Construction Cost	6
	4.12	Base Building Systems; Delivery Condition	6
	4.13	Window Treatments	6
	4.14	Disputes	6

5.	USE OF PREMISES		6

	5.1	Permitted Use	7
	5.2	Prohibited Uses	7
	5.3	Licenses and Permits	7

6.	RENT		7

7.	SECURITY DEPOSIT		7

	7.1	Cash Security Deposit	7
	7.2	Letter of Credit	8
	7.3	Reduction in Security Deposit	8

8.	SERVICES FURNISHED BY LANDLORD		9

	8.1	Electric Current	9
	8.2	Water	9
	8.3	Elevators, Heat, and Cleaning	9
	8.4	Air Conditioning	10
	8.5	Additional Heat, Cleaning and Air Conditioning Services	10
	8.6	Additional Air Conditioning Equipment	10
	8.7	Repairs	10
	8.8	Interruption or Curtailment of Services	10
	8.9	Energy Conservation	11
	8.10	Miscellaneous	11
	8.11	Access	11

9.	OPERATING COSTS AND TAXES		11

	9.1	Definitions	11
	9.2	Tax Excess	16
	9.3	Operating Costs Excess	16

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	9.4	Part Years	16
	9.5	Effect of Taking	16
	9.6	Disputes, etc.	16
	9.7	Tenant’s Right to Examine Records	16

10.	CHANGES OR ALTERATIONS BY LANDLORD		17

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS—REMOVAL BY TENANT		18

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT		18

13.	TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS		19

14.	REPAIRS BY TENANT—FLOOR LOAD		19

	14.1	Repairs by Tenant	19
	14.2	Floor Load—Heavy Machinery	19

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION		20

	15.1	General Liability Insurance	20
	15.2	General	20
	15.3	Property of Tenant	20
	15.3A	Landlord’s Indemnity of Tenant	20
	15.4	Bursting of Pipes, etc.	20
	15.5	Repairs and Alterations—No Diminution of Rental Value	20

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING		21

17.	MISCELLANEOUS COVENANTS		23

	17.1	Rules and Regulations	23
	17.2	Access to Premises	23
	17.3	Accidents to Sanitary and Other Systems	24
	17.4	Signs, Blinds and Drapes	24
	17.5	Estoppel Certificate	25
	17.6	Prohibited Materials and Property	25
	17.7	Requirements of Law—Fines and Penalties	25
	17.8	Tenant’s Acts—Effect on Insurance	25
	17.9	Miscellaneous	26

18.	DAMAGE BY FIRE, ETC.		26

19.	WAIVER OF SUBROGATION		27

20.	CONDEMNATION—EMINENT DOMAIN		27

21.	DEFAULT		28

	21.1	Conditions of Limitation—Re-entry—Termination	28
	21.2	Grace Period	28
	21.3	Damages—Termination	28
	21.4	Fees and Expenses	29
	21.5	Waiver of Redemption	29
	21.6	Landlord’s Remedies Not Exclusive	29

22.	END OF TERM—ABANDONED PROPERTY		30

23.	SUBORDINATION		30

24.	QUIET ENJOYMENT		31

25.	ENTIRE AGREEMENT — WAIVER — SURRENDER		31

	25.1	Entire Agreement	31
	25.2	Waiver by Landlord	31
	25.3	Surrender	32

26.	INABILITY TO PERFORM—EXCULPATORY CLAUSE		32

27.	BILLS AND NOTICES		32

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28.	PARTIES BOUND — TITLE		33

29.	MISCELLANEOUS		33

	29.1	Separability	33
	29.2	Captions, etc.	33
	29.3	Broker	33
	29.4	Modifications	33
	29.5	Arbitration	33
	29.6	Governing Law	34
	29.7	Assignment of Rents	34
	29.8	Representation of Authority	34
	29.9	Expenses Incurred by Landlord Upon Tenant Requests	34
	29.10	Survival	34
	29.11	Financial Statements	34
	29.12	Parking	34
	29.13	Anti-Terrorism Representations	35
	29.14	Waiver of Trial by Jury	36
	29.15	No Offset	36
	29.16	Tenant’s Option to Extend the Term of the Lease	36
	29.17	Tenant’s Right of First Offer	37
	29.18	Emergency Generator	39
	29.19	Roof Area	40
	29.20	Dog Friendly Premises	41
	29.21	Soda Fountain	42
	29.22	Exterior Patio Space	42

EXHIBITS

Exhibit 1—	Lease Data
Exhibit 2—	Lease Plan, Sheet 1
Exhibit 2—	Lease Plan, Sheet 2
Exhibit 3—	Insurance Provisions
Exhibit 4—	Rules and Regulations
Exhibit 5—	Form of Commencement Date Letter

Exhibit 6—	Form of Letter of Credit
Exhibit 7—	Exterior Sign Location
Exhibit 8—	Patio
Exhibit 9—	Cleaning Specifications
Exhibit 10—	Form of Non-Disturbance Agreement
Exhibit 11—	Form of Confidentiality Agreement

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THIS DEED OF LEASE between Landlord and Tenant named in Exhibit 1 is entered into on the Execution Date as stated in Exhibit 1.

Landlord demises to Tenant, and Tenant takes from Landlord, the Premises upon and subject to the provisions of this Lease.

1.	INCORPORATION OF EXHIBITS; REFERENCE DATA

The Exhibits attached to this Lease are made a part hereof. Any reference in this Lease to any of the terms defined in any such Exhibit shall have the meaning set forth in such Exhibit.

2.	DESCRIPTION OF DEMISED PREMISES

2.1 Demised Premises. The Premises are that portion of the Building as described in Exhibit 1.

2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others entitled thereto: (a) the common lobbies, hallways, stairways and elevators of the Building serving the Premises in common with others; (b) the Common Areas, as defined in Exhibit 1; (c) freight elevator serving the Building, (d) loading dock serving the Building, and (e) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements. Tenant’s use of such areas shall be subject to the terms hereof and to the Rules and Regulations as set forth in Exhibit 4 hereof. Tenant acknowledges that Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises, and that if Landlord permits such access and the provider provides services to other tenants in the Building, Landlord may require the service provider to pay Landlord a reasonable fee therefor. As of the date of this Lease, Verizon and Comcast provide telecommunications service in the Building, provided, however, Landlord approves Tenant’s use of Windstream or Lightower as Tenant’s telecommunications service provider for the Premises, and Landlord shall permit access to the Building and Premises by any such service provider, at no fee to Landlord. Landlord represents that, as of the date hereof, the roof and all the structural elements of the Building and all mechanical, electrical, fire/life safety and HVAC systems serving the Building and the Premises are in good operating condition and repair.

2.3 Exclusions and Reservations. The following are not part of the Premises: the exterior glass and curtainwall, all the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent any balconies are shown as part of the Premises on Exhibit 2), terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for risers, shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities. Landlord reserves the right to access and use any of the foregoing, as well as the right to enter the Premises, subject to the provisions of this Lease, for the purposes of operation, maintenance, decoration and repair.

2.4 Rentable Area. Total Rentable Area of the Premises and the Building is agreed to be the amounts set forth in Exhibit 1.

3.	TERM OF LEASE

3.1 Definitions. As used in this Lease the following terms have the following meanings:

(a) “Commencement Date”—The date set forth in Exhibit 1.

(b) “Rent Commencement Date”—The date set forth in Exhibit 1.

3.2 Term. The “ Term ” of this Lease shall commence on the Commencement Date and end on the Expiration Date as stated in Exhibit 1, unless extended or terminated pursuant to the terms hereof.

3.3 Declaration Fixing Commencement Date. Once the Commencement Date has been determined, Landlord and Tenant shall execute an agreement, in the form attached hereto as Exhibit 5, in which shall be stated the Commencement Date, the Rent Commencement Date and the Expiration Date.

4.	READINESS FOR OCCUPANCY—ENTRY BY TENANT PRIOR TO COMMENCEMENT DATE; LANDLORD’S WORK; LANDLORD’S CONCOURSE WORK

4.1 Landlord’s Work.

(a) “ Landlord’s Work ” shall mean the work to be performed by Landlord to purchase, at its sole cost and expense, and install building standard window blinds in the Premises and in preparing the Premises for Tenant’s occupancy as shown on Tenant’s final approved TI Plans (as defined herein) and in the preparation of such plans, and the actual costs related thereto (but without mark-up by Landlord or any supervisory or construction management fee to Landlord except as expressly set forth in Section 4.2 below, and specifically excluding all consultant, architect and engineering fees incurred by Tenant, other than those incurred by Landlord on behalf of Tenant as provided below), as more particularly described and provided for in Section 4.2; provided that Landlord’s Work shall exclude work to be performed in connection with Tenant’s data and telephone cabling, computer systems, furniture and furniture systems, office equipment (e.g. copiers) and similar items (such excluded work collectively, “Tenant Installations” ).

(b) “Punch List Items” shall mean any and all minor or insubstantial details of construction, decoration or mechanical adjustments that remain to be done in such space or any part thereof following Substantial Completion (as defined below) of such space, or portion thereof, which (taking into account both of the items to be completed and the work required to complete such items) will not materially interfere with Tenant’s Installations or Tenant’s conduct of business in such space and use thereof for the applicable Permitted Use.

(c) “Substantially Completed” (or “Substantial Completion”) shall mean that with respect to Landlord’s Work for the Premises, (i) Landlord’s Work, as shown on Tenant’s final approved TI Plans, has been completed in accordance with the provisions of this Lease (including, without limitation, that such work has been completed in a good and workmanlike manner, in compliance with all applicable laws, and substantially in accordance with the TI Plans), except only Punch List Items and such work that Tenant needs to perform in connection with Tenant Installations and (ii) all conditions to the issuance of a temporary or permanent certificate of occupancy for the Premises have been satisfied allowing for lawful occupancy of the Premises by Tenant, except only conditions related solely to the completion of Tenant’s Installations, and (iii) Landlord delivers to Tenant a written notice of substantial completion from Landlord’s architect, which notice of substantial completion shall be subject to confirmation by Tenant (which confirmation or objection, if Tenant does not agree that Substantial Completion of Landlord’s Work or any applicable portion thereof has occurred, shall be given (if at all) as promptly as possible and no more than five (5) business days after Tenant’s receipt of Landlord’s notification and provided Landlord has afforded Tenant access to the Premises as provided in Section 4.9, and which confirmation (if any) shall specify any good faith objections and/or Tenant’s determination that Substantial Completion of Landlord’s Work (or applicable portions thereof) has not occurred). The failure of Tenant to confirm Landlord’s notification of Substantial Completion of Landlord’s Work as set forth herein or to object in writing thereto within such five (5) business day period shall be deemed a confirmation of such notification. If Tenant objects to any matters set forth in Landlord’s notice of Substantial Completion of Landlord’s Work and notifies Landlord thereof within five (5) business days following receipt of the notice and the parties are unable to resolve the dispute within ten (10) days of Tenant’s notice of objection, either party may elect to refer the dispute to arbitration in accordance with the provisions of Section 29.5 below. Landlord shall, subject to obtaining Tenant’s necessary cooperation in connection therewith, including, without limitation, the completion of Tenant’s Installations, obtain a permanent certificate of occupancy for the Landlord’s Work from the City of Cambridge after the Substantial Completion of the Landlord Work.

(d) “Tenant Delay” shall mean any delay in Substantial Completion of Landlord’s Work to the extent actually resulting from any of the following: (i) changes, alterations or additions required or requested by Tenant in the layout or finish of such space or any part thereof made subsequent to the approval by Landlord of the TI Plans, (ii) any delay of Tenant in approving information, approving plans, specifications or estimates, giving authorizations or otherwise, in each case beyond the time frames expressly set forth in this Lease (or, in the absence of any time frame, beyond a reasonable time not to exceed seven (7) days for TI Plans and five (5) days for other approvals, (iii) caused by delay/or default on the part of Tenant or its consultants or vendors, or (iv) due to the failure of Tenant to submit the Program (defined below) on or before April 15, 2015, or a delay beyond the two (2) business day period set forth below in Tenant responding to any questions and/or information requests by Landlord or the Architect with respect to the Program, or (v) due to the inclusion of any “special work” or “long lead time” items (whether by reason of ordering time or complexity of construction) in the work contemplated by the TI Plans and identified by Landlord in writing as such (which writing shall also contain Landlord’s good faith estimate as to the length of the delay and proposed alternatives, if any, which will eliminate the Tenant Delay) as soon as is practical but not later than the issuance of the GMP (as hereinafter defined). Notwithstanding anything to the contrary contained herein, any delay by Tenant in submitting the Program, responding to information requests regarding the Program, or approving any portion of the TI Plans to Landlord by the date required for approval of such portion under this Lease shall automatically (and without any need for such delay to actually cause a delay in the availability of the Premises for occupancy) be deemed a Tenant Delay equal to the number of days Tenant delays in submitting the Program, responding to such questions or requests, or approving such portion of the TI Plans. Except with respect to any Tenant Delay referred to in the preceding sentence, Landlord shall give Tenant notice of any claim of Tenant Delay on or before the date five (5) business days following the date that Landlord obtains actual knowledge of the occurrence of the matters giving rise to a claim of Tenant Delay and, if Landlord fails so to give such timely notice, Landlord may not claim Tenant Delay with respect to any period of delay occurring prior to Landlord’s delivery of the notice to Tenant with respect to such matters of which Landlord had actual knowledge. If Tenant disputes Landlord’s determination as to whether a Tenant Delay has occurred or the length thereof, Tenant shall notify Landlord in writing “Tenant Delay Dispute Notice”) within five (5) business days following receipt of Landlord’s notice of Tenant Delay whereupon the dispute shall be resolved by arbitration in accordance with Section 29.5 of this Lease. If Tenant fails to give a timely Tenant Delay Dispute Notice, Tenant shall be deemed to have waived any right to contest the claim of Tenant Delay asserted by Landlord.

4.2 TI Plans.

Tenant shall be solely responsible for the timely preparation and submission to Landlord of the initial space programming requirements for the Premises in sufficient, commercially reasonable detail (exclusive of finishes) to allow the architect hired and mutually agreed upon by Landlord and Tenant (the “Architect”) to prepare the Design Development Drawings for Landlord’s Work, as that term is defined below (such requirements, the “Program”). The Program shall include the following items of work in Landlord’s

Work: (a) removal of the internal stairway between the second and third floors in each of the two (2) existing atriums in the Building (collectively, the “Atrium”) and restoration of the affected areas of the Building; (b) the installation of shower facilities in the Premises; and/or (c) the installation of a private entry door to the Premises from the Patio (as that term is defined in Section 29.22 below). If Tenant elects to include any one or more of the foregoing items, Landlord agrees that Tenant shall have no obligation to remove, replace, or restore any such work at the end of the Term. Tenant shall respond in writing within three (3) business days to any information requests regarding the Program made by Landlord or the Architect. The Architect shall prepare and submit to Landlord and Tenant (i) the design development drawings “Design Development Drawings for Landlord’s Work”) and (ii) the final full sets of scaled and dimensioned construction documents, including architectural, electrical, mechanical, plumbing, sprinkler, life safety and other construction drawings, plans and specifications “Construction Drawings for Landlord’s Work”) (the final Construction Drawings for Landlord’s Work as approved by Landlord and Tenant pursuant to this Section 4.2 are the “TI Plans” and the foregoing plans are sometimes hereinafter referred to, collectively, as the “Construction Plans”) necessary to construct the tenant improvements in the Premises for Tenant’s occupancy, as well as the ancillary equipment to be installed by Landlord as part of Landlord’s Work to specifically serve the Premises. Landlord shall enter into a contract (the “Design Contract”) with the Architect, which term may include agreements with engineers and other professionals and consultants as subconsultants to the Architect, for the preparation of the Construction Plans. The Design Contract shall provide that the Architect shall deliver to Tenant simultaneously with the delivery of same to Landlord copies of all notices and other communications given to Landlord pursuant to such contract, including, without limitation, any plans or other submissions that may require the approval of the “Owner” under any such Design Contract. Tenant acknowledges and agrees that (i) Landlord will enter into the Design Contract solely as an accommodation to Tenant, and as Tenant’s agent, (ii) Tenant agrees to indemnify Landlord against any liability under the Design Contract that does not directly result from the negligence or willful misconduct of Landlord or its employees, (iii) Tenant shall be solely responsible for all decisions and action taken by Landlord as the “Owner” under any Design Contract except to the extent that Landlord takes any such decision or action without the written consent of Tenant thereto, (iv) Landlord shall in no event be responsible for any delay that would otherwise constitute a Tenant Delay (except to the extent the same directly results from the failure of Landlord to act timely), and any such delay shall constitute a Tenant Delay hereunder notwithstanding that Landlord is the party legally responsible for acting as the “Owner” under any such Design Contract, (v) no approval by Landlord under the Design Contract, of any plans, specifications, change orders, or other matter under the Design Contract shall constitute Landlord’s approval thereof under this Lease, it being understood and agreed that Landlord’s approval of all such matters hereunder shall be governed solely by the provisions of this Lease, without any regard for the fact that Landlord is a party to the Design Contract, (vi) the fact that Landlord is a party to the Design Contract shall in no way relieve Tenant of any of its obligations under this Section 4.0, and (vii) Tenant shall, as additional rent, reimburse Landlord for all amounts payable to the Architect or any design professional under any Design Contract plus all reasonable, out of pocket costs and expenses incurred by Landlord in connection therewith, including, without limitation, all reasonable attorney’s fees incurred, not to exceed Two Thousand Dollars ($2,000) in negotiating, performing, and enforcing any Design Contract. Subject to the timely performance of Tenant’s obligations hereunder, Landlord shall cause the Architect to submit Design Development Drawings for Landlord’s Work to Landlord and Tenant on or before May 15, 2015, and to submit the Construction Drawings for Landlord’s Work to Landlord and Tenant on or before June 19, 2015. All of such plans shall (i) be certified by an architect or engineer licensed in the Commonwealth of Massachusetts, (ii) comply with all applicable laws, (iii) be submitted to Landlord and Tenant no later than the dates set forth above with respect thereto and (iv) be subject to approval (in form and substance) or approved as noted by each of Landlord and Tenant (which approval shall not be unreasonably withheld, conditioned or delayed). Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Design Development Drawings for Landlord’s Work or the Construction Drawings for Landlord’s Work for any purpose whatsoever. Each of Landlord and Tenant shall respond to any plan submission by Architect within seven (7) business days after (i) delivery of the original submission and (ii) in the case of the Construction Drawings for Landlord’s Work, delivery of any resubmission. For the purposes of this Section 4 only, all responses required by either Landlord or Tenant may be given by email, with receipt of delivery requested to the following email addresses (or such other address(es) as the receiving party may from time to time designate by notice given pursuant to Section 27 below): if intended for Landlord: to                     and to                     , and if intended for Tenant:                     and                    . Any response by either of Landlord or Tenant shall be either an approval or an approval as noted. In the case of the Design Development Drawings for Landlord’s Work, if either or both of Landlord and Tenant approve same as noted, the Architect shall not revise the Design Development Drawings for Landlord’s Work to reflect the matters noted, but such matters shall be reflected in the Construction Drawings for Landlord’s Work. If either of Landlord or Tenant approves as noted the Construction Drawings for Landlord’s Work, Landlord shall cause the Architect to revise such drawings to reflect the matters noted; provided, however, that if Landlord disapproves the matters noted by Tenant, Landlord shall forthwith notify Tenant of such disapproval, and such disapproved noted matters shall not be included in the Construction Drawings for Landlord’s Work. If Tenant disputes Landlord’s disapproval of any such noted matters, Tenant may submit such dispute to arbitration pursuant to Section 29.5 below. Except to the extent that any noted items merely correct errors or missing items (i.e., items that were included in the Design Development Drawings for Landlord’s Work (and not disapproved) but were omitted in error from the Construction Drawings for Landlord’s Work) in the Construction Drawings, if Tenant approves as noted the Construction Drawings for Landlord’s Work or any revision thereof, the time required to revise such drawings to reflect the matters noted by Tenant shall constitute Tenant Delay. If either of Landlord or Tenant fails to respond within such seven (7) business day period, the Design Development Drawings for Landlord’s Work or Construction Drawings for Landlord’s Work, as applicable, shall be deemed approved by such party. Landlord has selected and Tenant hereby approves MJA Construction as the construction manager (“Construction Manager”) for the performance of Landlord’s Work (including pre-construction services), pursuant to a separate construction management agreement between Landlord and the Construction Manager (the “Construction Management Agreement,” which shall be a guaranteed maximum price contract) to be entered into by Landlord and Construction Manager. Upon issuance of the TI Plans, Construction Manager shall solicit on an open book basis competitive, fixed price bids for the performance of Landlord’s Work for the Premises from at least three (3) subcontractors per trade (although certain long–term lead items may be bid prior to issuance of the TI Plans, as agreed upon by Landlord and Tenant). Landlord shall review the bids with Tenant and its representatives. During the twelve (12) business day period following opening of the bids, (1) Landlord shall level the bids, and provide Tenant the opportunity to review the leveled bids and (2) Tenant shall be entitled to make value engineering changes to the TI Plans, subject to Landlord’s approval (which approval shall not be unreasonably withheld, delayed or conditioned), which value engineering changes shall be incorporated into the leveled bids. Except as otherwise expressly set forth in this Section 4.2, any time in making value engineering changes shall constitute Tenant Delay. After the completion of the leveling of the bids and the value engineering changes, Landlord and Construction Manager shall submit to Tenant the estimated cost of Landlord’s Work for the Premises which shall consist of, but not be limited to, the following: (i) estimated permit, filing, expediting, architect’s and engineering fees, (ii) reasonable legal fees (not to exceed $2,000.00) incurred by Landlord related to negotiating the form of the Design Contract(s) and the form of Construction Management Agreement for Landlord’s Work, (iii) a guaranteed maximum price for all work covered under the Construction Management Agreement and shown on TI Plans (the “GMP” which shall include all of the following costs: (a) the approved subcontractor bids, (b) Construction Manager insurance costs, (c) general conditions and general requirements, (d) a Construction Manager’s fee of three percent (3%) payable to the Construction Manager, and (e) a Construction Manager contingency (not to exceed five percent (5%), (iv) Landlord Insurance Costs, (v) third party project management fees paid by Landlord not to exceed Forty-Eight Thousand Dollars ($48,000), (vi) cost of controlled inspections, and (vii) such other out-of-pocket costs reasonably approved by Landlord and Tenant which are reasonably to be incurred by Landlord and are associated with and reasonably necessary for Landlord’s Work for the Premises (including all consultant, architect and engineering fees incurred by Landlord) (collectively, the “Final TI Cost”). In no event shall Final TI Cost include any costs incurred to remove, remediate or encapsulate any Hazardous Materials (including asbestos and lead paint) discovered in the Premises during the performance of the Landlord’s Work. Tenant shall approve or disapprove the Final TI Cost within five (5) business days from receipt thereof (which approval shall not be unreasonably withheld, conditioned or delayed and any delay by Tenant in the approval of the Final TI Cost beyond such five (5) business day period shall constitute Tenant Delay). If Tenant shall disapprove the Final TI Cost, Tenant shall have five (5) business days, before incurring Tenant Delay, to value engineer to reduce the Final TI Cost so that such amount is equal to or less than Landlord’s Contribution. Upon Tenant’s approval (or deemed approval) of the Final TI Cost (the “Approved Budget”), Landlord shall be authorized to proceed with the execution of Landlord’s Work and award the bids. Tenant shall have the right to make changes (“Changes”) from time to time in the TI Plans by approving revised plans, indicating the proposed Changes. Such Changes shall be subject to Landlord’s approval (which shall not be unreasonably withheld, delayed or conditioned, except to the extent such Changes affect the Building’s systems or the structural integrity of the Building, in which case approval shall be in Landlord’s sole discretion). Landlord shall notify Tenant of its approval or disapproval of any such proposed Change within seven (7) days following receipt of such proposed Change (or such longer period as may be reasonably necessary for Landlord to price such Change). Within such seven (7) day period (or such longer period as may be reasonably necessary for Landlord to price the Change), if Landlord approves the proposed Change, Landlord shall notify Tenant of the total amount of any net increase or decrease in the cost of Landlord’s Work, and any Tenant Delay in the completion of Landlord’s Work, resulting therefrom by presenting Tenant with a change order containing such information (a “Change Order”). Landlord’s failure to respond to such Change within the seven (7) day period (or such longer period as may be reasonably necessary for Landlord to price such Change) shall be deemed an approval of such Change, in which event, not later than three (3) business days after Tenant’s subsequent written request therefor, Landlord shall give Tenant written notice (the “Change Notice”) indicating any net increase or decrease in the cost of Landlord’s Work and any Tenant Delay resulting from such Change Order. If Tenant does not accept the Change Order within three (3) business days of the giving of such notice (i.e., Landlord’s notice of cost and time changes as aforesaid when Landlord timely responds or, where the Change Order is deemed approved as aforesaid, the Change Notice), Landlord shall not make the proposed Change. If Tenant accepts the Change Order (including the adjustment in the cost of Landlord’s Work and the Tenant Delay in the completion of Landlord’s Work resulting therefrom as set forth in the Change Order), the provisions of this Article 4 shall apply to Landlord’s Work as adjusted by the approved Change Order and the Approved Budget and GMP shall be increased or decreased as a result of the Change Order (but maintaining the three percent (3%) Contingency for the GMP and Approved Budget as set forth above). Any time during which the performance of Landlord’s Work must be postponed or delayed (in whole or in part) in order to review and approve any such Changes and determine the cost thereof as well as any additional time required to implement any such Changes shall all constitute Tenant Delay to the extent the same actually delays the prosecution of Landlord’s Work.

4.3 Landlord’s Work.

Upon finalizing the TI Plans and Tenant’s approval of the TI Plans, Landlord shall construct, at Tenant’s sole cost and expense (after deduction of Landlord’s Contribution), Landlord’s Work in substantial compliance with the TI Plans in a good and workmanlike manner. Subject to Force Majeure, Tenant Delay and Section 4.5, Landlord shall use diligent efforts to complete Landlord’s Work on or before the Estimated Commencement Date. In addition to the foregoing, Landlord shall, at its sole expense and without deduction from Landlord’s Contribution, not later than the Commencement Date install glass panels around the boundary of the Atrium on the third and fourth floors of the Building where such panels do not exist as of the Execution Date, which work on the fourth floor of the Building shall be subject to approval of the current tenant of such floor.

4.4 Governmental Permits, Certificates of Occupancy and Approvals.

All permits, temporary or permanent certificates of occupancy and other governmental approvals necessary for the performance of Landlord’s Work and the use and occupancy of the Premises (or applicable portion thereof) by Tenant upon Substantial Completion shall be obtained by Landlord, provided that those permits, certificates and approvals applicable to Landlord’s Work shall, except as otherwise specifically provided in this Lease, be obtained by Landlord at Tenant’s sole cost and expense (subject to reimbursement from Landlord’s Contribution). Landlord shall file with the appropriate governmental authority any and all portions of the TI Plans required in order to obtain such permits, certificates and approvals, and diligently proceed to have the permits and temporary certificate of occupancy issued for the Premises. In connection with any temporary certificate of occupancy obtained by Landlord for Landlord’s Work, Landlord shall keep and maintain such temporary certificate of occupancy in full force and effect.

4.5 Completion Date.

Subject to delay by Force Majeure and Tenant Delay, Landlord shall Substantially Complete Landlord’s Work in substantial conformance with the TI Plans and have the Premises Substantially Complete and ready for Tenant’s occupancy on the Estimated Commencement Date. The failure to have the Premises Substantially Complete (including Landlord’s Work but, for the avoidance of doubt, excluding the Window Treatments) and ready for Tenant’s occupancy on the Estimated Commencement Date shall not affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease. If Substantial Completion of the Premises does not occur on or before July 1, 2016, as such date may be extended by any delays caused by (i) any Tenant Delay or (ii) Force Majeure, as defined below (provided that any delay for Force Majeure shall not exceed ninety (90) days in the aggregate) (the “Outside Date” ), then (x) Tenant shall be entitled to a credit (to be applied following the Rent Commencement Date) in an amount equal to the product of: (i) $9,370.18 multiplied by (ii) the number of days that elapse after the Outside Date until Substantial Completion of the Premises has occurred and (y) Tenant may elect to terminate this Lease by giving notice of such election to Landlord at any time after the Outside Date and before Substantial Completion of the Premises has occurred. If Tenant so elects, then this Lease shall terminate on the date that is thirty (30) days after delivery of Tenant’s termination notice unless, on or before the expiration of such 30-day period, Substantial Completion of the Premises occurs, in which event Tenant’s election to terminate shall automatically become void.

4.6 When Premises Deemed Ready.

The Premises shall be conclusively deemed ready for Tenant’s occupancy as soon as Landlord’s Work has been Substantially Completed, but in no event prior to January 1, 2016. Landlord shall notify Tenant of the anticipated date of Substantial Completion for the Premises at least ten (10) business days prior to the anticipated date of Substantial Completion. Landlord and Tenant shall thereupon set a mutually convenient time on or before such date for Tenant, the Architect, Landlord, and Landlord’s contractor to inspect the Premises and Landlord’s Work therein. With respect to Landlord’s Work, not later than five (5) business days after such inspection, Landlord shall cause Landlord’s Architect to prepare and submit to Landlord and Tenant a list of Punch List Items and other items to be completed with respect to such space. Subject to Tenant Delay and Force Majeure, Landlord shall use diligent efforts to complete such Punch List Items as promptly as possible and in any event (subject to extension for Force Majeure and Tenant Delay) within sixty (60) days following such inspection (unless particular Punch List Items cannot be completed within the sixty (60) day period, in which case such sixty (60) day period shall be extended for such time as may be reasonably necessary to enable Landlord to complete such Punch List Items). Notwithstanding any other provisions of this Article 4, if the delay in the Substantial Completion of the Premises is due to a Tenant Delay, then the Commencement Date shall be the date that the Premises would have been Substantially Completed but for any Tenant Delay, but in no event earlier than January 1, 2016. If, pursuant to the foregoing, the Commencement Date occurs before the Premises is in fact Substantially Completed, Tenant shall not (except with Landlord’s consent) be entitled to take possession of such space until the Premises is in fact Substantially Completed. Any of Landlord’s Work in the Premises not fully completed on the Commencement Date shall thereafter be so completed with reasonable diligence by Landlord. Any dispute as to whether any portion of the Premises is Substantially Complete shall be determined by arbitration in accordance with the provisions of Section 27.5 hereof, except that, with respect to disputes under this Section 4.6, such arbitration shall be conducted under the Fast Track Procedures provisions (currently, Rules F-1 through F-13) of the Arbitration Rules of the Construction Industry of the American Arbitration Association, with both parties agreeing to waive the $75,000 qualification in such rules.

4.7 Landlord’s Contribution.

Landlord shall, in the manner hereinafter set forth, contribute up to Four Million One Hundred Eighty-four Thousand Forty and 00/100 Dollars ($4,184,040.00) (i.e., $70.00 per rentable square foot of Premises) ( “ Landlord’s Contribution ” ) towards the cost of Landlord’s Work to be performed in the Premises and as otherwise provided below in this Section 4.7. In the event that the aggregate hard and soft costs of Landlord’s Work (the “Total Cost”) exceeds Landlord’s Contribution, Tenant shall pay to Landlord the amount of such excess pari passu with the application of the Landlord’s Contribution, i.e., each month as Landlord applies Landlord’s Contribution to the Total Cost, Tenant shall contribute an amount equal to the product of (i) the total amount of the Total Cost multiplied by (ii) a fraction, the numerator of which is the amount by which the Total Cost exceeds Landlord’s Contribution and the denominator of which is the Total Cost. Notwithstanding the foregoing, after the completion of Landlord’s Work, provided Tenant has occupied the Premises for its business purposes, Tenant shall be entitled to apply any unused portion of Landlord’s Contribution towards soft costs, including cabling, furniture and moving costs. Landlord has previously paid to Tenant or Tenant’s architect a space planning allowance in the amount of $6,000.20.

4.8 Tenant’s Delay – Additional Costs.

If a Tenant Delay occurs or Tenant fails to comply with any terms or conditions contained in this Article 4, in each case beyond the time frames set forth in this Lease (or, in the absence of any time frame, beyond a reasonable time), and such Tenant Delay or failure is not due to any act or (where there is an obligation under this Lease to act) omission of Landlord, any additional actual cost to Landlord in connection with the completion of the Landlord’s Work in accordance with the terms of this Lease shall be promptly paid by Tenant to Landlord to the extent that such additional actual cost is the result of such Tenant Delay or failure of Tenant, and Landlord’s TI Costs exceed Landlord’s Contribution. For the purposes of the immediately preceding sentence, the expression “additional actual cost to Landlord” shall mean the actual cost over and above such actual cost as would have been the aggregate actual cost to Landlord of completing Landlord’s Work in accordance with the terms of this Lease had there been no such failure or Tenant Delay. Nothing contained in this Section 4.8 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including, but not limited to Section 4.2. Any dispute between Landlord and Tenant as to any amounts owing pursuant to this Section 4.8 may be referred by Landlord or Tenant for arbitration in accordance with Section 29.5 below.

4.9 Preparation of Premises—Outside Contractors.

Landlord shall provide Tenant with access to the Premises prior to the Term Commencement Date solely as follows:

(a) Tenant and its agents shall be given access to the Premises throughout the period that construction of Landlord’s Work is ongoing, for purposes of inspecting such work;

(b) All such early access shall be coordinated with and by Landlord and the Construction Manager and their contractors and shall be performed by Tenant in a manner which does not unreasonably interfere with Landlord’s completion of Landlord’s Work. Any such interference shall constitute Tenant Delay (to the extent it actually delays Substantial Completion beyond the Estimated Commencement Date); and

(c) Tenant shall have access to the Premises during the thirty (30) day period immediately preceding the date of Substantial Completion of the Landlord’s Work for the purpose of performing the Tenant Installations, provided that such work shall be performed at times and in a manner so as not to interfere with or delay the performance of Landlord’s Work.

4.10 Conclusiveness of Landlord’s Performance.

Except as set forth in the next sentence, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 with respect to the Premises unless not later than the end of the second calendar month next beginning after the Commencement Date, Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed such obligation for the Premises. Landlord shall obtain customary warranties from the contractors performing Landlord’s Work, which warranties shall be valid for a minimum period of one (1) year from their date of issue, and shall keep such warranties in full force and effect. All warranties related to Landlord’s Work shall be assignable to Tenant, and at Tenant’s request, Landlord shall assign, without recourse, any such warranties then in effect to Tenant unless Landlord is then enforcing any of such warranties (in which case Landlord shall assign such warranties to Tenant upon resolution of such enforcement).

4.11 Tenant Payments of Construction Cost.

Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord’s contractor in connection with the construction and initial preparation of the Premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Section 4.7 hereof) or in connection with any construction in the Premises performed for Tenant by Landlord, Landlord’s contractor or any other person, firm or entity after the Commencement Date. At the written request of Tenant, Landlord shall permit Tenant to examine Landlord’s books and records with respect to the Final TI Cost, which shall include all submissions to Landlord by the Construction Manager with respect to Landlord’s Work.

4.12 Base Building Systems; Delivery Condition.

On the Commencement Date, Landlord, at its sole cost and expense, shall deliver to Tenant the Premises vacant, broom clean, free of tenants, occupants, property and debris, in compliance with all applicable Laws and free of all Hazardous Materials that are required to be removed, remediated, or encapsulated pursuant to applicable Environmental Laws (defined below) and with the base building systems including, without limitation, HVAC, mechanical, plumbing, electrical, elevator services, roofing, fire safety access and emergency egress systems serving the Premises shall be in good working order on the Commencement Date.

4.13 Window Treatments.

On or before the Commencement Date, at its sole cost and expense, Landlord shall purchase and install building standard window treatments on all exterior windows in the Premises.

4.14 Disputes.

Any disputes under this Article 4 shall be submitted to arbitration in accordance with Section 29.5 below.

5.	USE OF PREMISES

5.1 Permitted Use. Tenant shall occupy and use the Premises for the Permitted Use as stated in Exhibit 1 and for no other purposes. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for the preparation or dispensing of food, except that Tenant may, with Landlord’s prior written consent (including approval of plans for any such equipment that has a water connection), which consent shall not be unreasonably withheld, install at its own cost and expense standard pantries and kitchenettes, including so-called hot-cold water fountains, coffee makers, microwave ovens and commonly used pantry equipment (excluding, however, stovetops, hot plates, ovens or toaster ovens; however, toaster ovens with an auto-shutoff feature shall be permitted) for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the Premises to such extent as requires special exhaust venting, other than the use of the duct referred to in the next following sentence. Tenant shall have the exclusive right to tap into the so-called “black iron” venting duct currently located in the South side of the Building in connection with Tenant’s use of the kitchen or kitchen equipment in the Premises. So long as Tenant has exclusive use of such duct, Tenant shall, at Tenant’s cost and expense, be responsible for all cleaning, maintenance, and repair costs in connection with the use of such duct and any associated equipment.

5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises; or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the Premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury. In addition to the foregoing, Tenant shall not use the Premises or any portion thereof for the operation of a crossfit or fitness facility, other than a facility for the exclusive use of Tenant and its employees.

5.3 Licenses and Permits. Tenant shall be responsible for obtaining and maintaining any governmental license or permit required for the proper and lawful conduct of Tenant’s business and shall at all times comply with the terms and conditions of each such license or permit. Tenant shall use the Premises in accordance with all applicable laws.

6.	RENT

Commencing on the Rent Commencement Date and continuing throughout the Term, Tenant shall pay the Yearly Rent and other charges, at the rate for Yearly Rent stated in Exhibit 1, to Landlord monthly, in advance, without demand on the first day of each month. Rent shall be prorated for any partial calendar month during the Term. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, at the office of Landlord or such place as Landlord may designate in writing from time to time, without offset or deduction. Yearly Rent and any other sums due hereunder not paid on or before the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of five (5) percentage points over the so-called The Wall Street Journal prime rate or at any applicable lesser maximum legally permissible rate for debts of this nature, provided, however, that such interest shall not be charged to Tenant for any past due amounts for the first (1 st ) occasion, if any, in any twelve-(12)-month period, if such amounts are paid within five (5) days after notice that the same are delinquent. In addition, if Tenant fails to pay any installment of rent or any other sums due hereunder when due, Tenant shall pay Landlord an administration fee equal to five percent (5%) of the past due amount , provided, however, that such administrative fee shall not be charged to Tenant for any past due amounts for the first (1 st ) occasion, if any, in any twelve-(12)-month period, if such amounts are paid within five (5) days after notice that the same are delinquent.

7.	SECURITY DEPOSIT

7.1 Cash Security Deposit. Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, pay to Landlord a security deposit (the “Security Deposit”) in the amount set forth in Exhibit 1 securing Tenant’s obligations under this Lease. In no event shall the Security Deposit be deemed to be a prepayment of rent or a measure of liquidated damages. Tenant agrees that no interest shall accrue on the Security Deposit and that Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. In the event that Tenant shall default in any of its obligations under this Lease, Landlord shall have the right, without prior notice to Tenant, to apply the Security Deposit (or any portion thereof) towards the cure of any such default. Tenant shall promptly, upon notice from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full amount of the Security Deposit. In addition, in the event of a termination based upon the default of Tenant under this Lease, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to apply the Security Deposit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease. Any amounts so applied shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. The application of all or any part of the Security Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have or constitute a waiver by Landlord. Provided that Tenant is not in default beyond the expiration of any applicable any notice, grace or cure period of any of its obligations under this Lease at the expiration of the Term, Landlord shall refund to Tenant not later than thirty (30) days after the expiration of this Lease any portion of the Security Deposit which Landlord is then holding.

7.2 Letter of Credit.

(a) In lieu of a cash Security Deposit, Tenant may deliver to Landlord, on the date that Tenant executes and delivers this Lease to Landlord, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) which shall be (1) in the form attached hereto as Exhibit 6, (2) issued by a bank approved in writing by Landlord with an investment grade credit rating from Moody’s (i.e., a rating of Baa3 or above), S&P (i.e., a rating of BBB- or above), or Fitch (i.e., a rating of BBB- or above) (an “Acceptable Bank”), (3) upon which presentment may be made in Boston, MA, Washington, DC, or elsewhere in the continental United States if presentation may be made by overnight courier (e.g., Federal Express), (4) in the amount set forth in Exhibit 1, and (5) for a term of at least one (1) year, subject to automatic extension in accordance with the terms of the Letter of Credit. If the issuer of the Letter of Credit ceases to qualify as an Acceptable Bank or becomes subject to insolvency or receivership proceedings of any sort, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof (the “Substitute Letter of Credit”) within fifteen (15) business days after written notice thereof from Landlord. If the issuer of the Letter of Credit gives written notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a Substitute Letter of Credit at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If Tenant fails to furnish such renewal or replacement by the applicable deadline set forth above, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (the “Security Proceeds”) as a cash Security Deposit pursuant to the terms of Section 7.1. Tenant agrees that it shall maintain the Letter of Credit, in the full amount required hereunder, in effect until a date which is at least sixty (60) days after the Expiration Date of this Lease. Tenant’s failure to maintain or replace the Letter of Credit as required hereunder shall be treated as a failure to pay rent for purposes of Landlord’s remedies.

(b) If Tenant is in default of its obligations under this Lease that continues beyond the expiration of any applicable notice grace or cure period, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from the Letter of Credit (or Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (i) the amount necessary to cure such default or (ii) if such default cannot reasonably be cured by the expenditure of money, the amount which, in Landlord’s opinion, is necessary to satisfy Tenant’s liability in account thereof. In the event of any such draw by Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions (the “Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. Tenant may, in lieu of providing an Additional Letter of Credit, deliver to Landlord an amendment to the existing Letter of Credit. In addition, in the event of a termination based upon the default of Tenant under this Lease, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit. Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies Landlord may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach.

(c) Upon request of Landlord, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of any new owner of the Building.

(d) To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively, the “Collateral” ) held by Landlord, Landlord shall return such Collateral to Tenant on the expiration of the Term, less any amounts due from Tenant hereunder.

(e) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent or a measure of liquidated damages.

7.3 Reduction in Security Deposit.

Provided that Tenant has not been in default under this Lease beyond applicable notice and cure periods at any time in the twelve (12) months prior to the Reduction Date, as hereafter defined, (“Reduction Condition”), the Security Deposit shall be reduced as set forth below on the Reduction Date. Provided that the Reduction Condition is met on the Reduction Date, the Security Deposit shall be reduced to Two Hundred Eighty-Five Thousand Nine and 50/100 Dollars ($285,009.50) on the third (3 rd ) anniversary of the Rent Commencement Date (“ Reduction Date ”). Tenant shall request such reduction in a written notice to Landlord at any time on or after the Reduction Date, and if the Reduction Condition has been met, Landlord shall so notify Tenant, whereupon Tenant shall provide Landlord with a Substitute Letter of Credit in the reduced amount (in which event Landlord shall forthwith return the previously held Letter of Credit), or an amendment to the Letter of Credit reducing it to the reduced amount. If the Reduction Condition is not met on the Reduction Date, Tenant shall have the right to reduce the amount of the Letter of Credit as aforesaid on the date after the Reduction Date when Tenant has not been in default under this Lease beyond applicable notice and cure periods for the immediately preceding twelve (12) month period.

8.	SERVICES FURNISHED BY LANDLORD

8.1 Electric Current.

(a) Landlord shall provide electric current to Tenant in a reasonable quantity sufficient for Tenant’s conduct of its business in the Premises for the Permitted Use but not less than six (6) watts per useable square feet of the Premises. The consumption of electricity in the Premises shall be measured by a separate submeter to be installed by Landlord in the Premises as of the Commencement Date. Tenant shall pay Landlord for Tenant’s use of electric current in the Premises as shown on such submeter from time to time within thirty (30) days after demand therefor. Tenant shall have the right to read such submeter from time to time. In addition, from time to time at the written request of Tenant, Landlord shall provide Tenant copies of the electric bills for the service covered by such submeter. If the Premises are not separately submetered as of the Commencement Date, Landlord shall, at its sole cost and expense, install a separate submeter to service the Premises.

(b) If Tenant shall require electric current for use in the Premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof, then, as the case may be, (x) Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid. In the case of any additional electrical equipment being installed by or for Tenant, all the electricity serving such equipment shall be submetered, at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of electricity consumed by such equipment as shown on such submeter.

(c) Except for Landlord’s gross negligence or willful misconduct and except as set forth in Section 8.8 below, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed by the utility service provider such that it is no longer suitable for Tenant’s requirements.

(d) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, conditioned, or delayed, and Tenant will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

8.2 Water.

(a) Landlord shall furnish cold water for ordinary premises and kitchenette, cleaning, toilet, lavatory and drinking purposes and hot water for the core restroom sinks. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for the additional water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the Building core, but that exclusively serve the Premises, will be installed and maintained by contractors approved by Landlord at Tenant’s sole cost and expense.

(b) Landlord shall supply up to thirty (30) tons of condenser water for Tenant’s supplemental HVAC equipment and Landlord will install, at Landlord’s expense, a submeter to measure the condenser water for Tenant’s operation of any supplemental HVAC equipment in the Premises. Tenant shall pay to Landlord, at the same time and in the same manner that Tenant pays Yearly Rent under the Lease, the charges for such condenser water based on the monthly reading of the submeter and the actual out of pocket cost to Landlord to provide such condenser water without mark-up or profit to Landlord.

8.3 Elevators, Heat, and Cleaning.

(a) “Business Hours” shall be defined as Mondays-Fridays (other than Building Holidays, as hereinafter defined) during the hours between 8:00 a.m. and 6:00 p.m. and on Saturdays (other than Building Holidays) during the hours between 8:00 a.m. and 1:00 p.m. “Building Holidays” shall include New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day (the “Existing Holidays ” ), and any other day declared a holiday by the federal government or the Commonwealth of Massachusetts; provided that during any such additional Building Holidays other than the Existing Holidays, Tenant shall not be obligated to reimburse Landlord for any HVAC service to the Premises requested by Tenant during times which would otherwise have been Business Hours if such day had not been designated as an additional Building Holiday.

(b) Landlord at its expense shall: (i) provide the existing elevator facilities during Business Hours and have at least one (1) elevator in operation available for Tenant’s non-exclusive use at all other times; (ii) furnish heat to the Premises during Business Hours so as to maintain an ambient temperature between 68° and 72° during the heating season; and (iii) cause the Premises to be cleaned on Mondays-Fridays (except for Building Holidays) provided the same are kept in order by Tenant substantially in accordance with the cleaning standards attached hereto as Exhibit 8.

(c) With respect to furnishing heat on Saturdays, if Landlord determines that the majority of tenants in the Building are not utilizing their premises on Saturdays, then in order to conserve energy, Landlord reserves the right to provide such service only on request; service during the hours between 8:00 a.m. and 1:00 p.m. will be without charge to Tenant, but Tenant must request same by giving Landlord notice thereof not later than 12:00 Noon on the business day for which such service is required or 3:00 on the preceding business day for weekend or Building Holiday service.

8.4 Air Conditioning.

(a) Landlord shall furnish to and distribute in the Premises air conditioning during Business Hours so as to maintain an ambient temperature between 70° and 74° during the cooling season. Tenant agrees to close the blinds when necessary because of the sun’s position, whenever the air conditioning system is in operation, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for, the proper functioning and protection of the air conditioning system.

(b) With respect to furnishing air conditioning on Saturdays, if Landlord determines that the majority of tenants in the Building are not utilizing their premises on Saturdays, then in order to conserve energy, Landlord reserves the right to provide such service only on request; service during the hours between 8:00 a.m. and 1:00 p.m. will be without charge to Tenant, but Tenant must request same by giving Landlord notice thereof not later than 3:00 on the preceding Friday.

8.5 Additional Heat, Cleaning and Air Conditioning Services.

(a) Landlord will use reasonable efforts, upon notice as set forth above from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the Premises on days and at times other than as above provided.

(b) Tenant will pay to Landlord a reasonable charge (i) for any such additional heat or air conditioning service required by Tenant on an hourly basis at the prevailing hourly rate (based on Landlord’s direct cost (including equipment depreciation), (ii) for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant or because of the particular nature of Tenant’s business (i.e., other than customary business office use), and (iii) for any cleaning done at the request of Tenant of any portions of the Premises which may be used for storage, a shipping room or other non-office purposes. If the cost to Landlord for cleaning the Premises shall be increased due to the installation in the Premises, at Tenant’s request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost. Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the charge for overtime heating and cooling is $50.00 per hour for the first (1 st ) floor and $75.00 per hour for the second (2 nd ) floor (subject to Landlord’s right, from time to time, to increase such charge to reflect actual increases in the cost of providing such services including equipment depreciation and Landlord’s standard administrative fee; provided, however, that the hourly charge for the first (1 st ) floor shall always be 2/3 rd of the hourly charge for the second (2 nd ) floor.

8.6 Additional Air Conditioning Equipment. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by contractors approved by Landlord, which approval shall not be unreasonably withheld, at Tenant’s sole cost and expense, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense (unless Tenant agrees to pay for same) or materially interfere with or disturb other tenants; and Tenant shall pay to Landlord based on the readings of the existing submeter, the electricity costs with respect to such additional air conditioning equipment. All such equipment shall be submetered as provided in Section 8.1 hereof.

8.7 Repairs. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, Landlord shall keep and maintain the roof (and all components of the roof), exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, public lavatories, all base building systems and equipment (including, without limitation, sanitary, electrical, heating, air conditioning, fire/life safety, plumbing or other systems servicing the Premises) and other common facilities of both the Building and the Common Areas in good condition and repair consistent with comparable first-class office buildings in Cambridge, Massachusetts.

8.8 Interruption or Curtailment of Services.

(a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right temporarily to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems, provided, however, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

(b) Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the Premises or a portion thereof untenantable) (a “ Service Interruption ”) so that, for the Landlord Service Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected and if Tenant ceases to use the affected portion of the Premises during the period of untenantability as the direct result of such lack of service, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until such condition is cured sufficiently to allow Tenant to occupy the affected portion of the Premises. For the purposes hereof, the “ Landlord Service Interruption Cure Period ” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Landlord Service Interruption Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

(c) The provisions of paragraph (b) of this Section 8.8 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20). The remedies set forth in this Section 8.8 shall be Tenant’s sole remedies in the event of a Service Interruption.

(d) Notwithstanding anything to the contrary in this Lease contained, in the event that the Premises lack any service which Landlord is required to provide hereunder or electric current thereby rendering the Premises or any material portion thereof untenantable, the untenantability of which materially adversely affects the continued operation in the ordinary course of Tenant’s business, and (i) if such untenantability continues for ninety (90) consecutive days after Landlord’s receipt of written notice of such condition from Tenant, and (ii) such untenantability is not caused by the fault or neglect of Tenant, or Tenant’s agents, employees, or contractors, then, provided that Tenant ceases to use the affected portion of the Premises during the entire period of such untenantability, Tenant shall have the right to terminate this Lease exercisable by giving Landlord a written termination notice as follows. This Lease shall terminate as of the date ten (10) days after Landlord’s receipt of Tenant’s notice, unless Landlord shall have cured such condition on or before such tenth (10 th ) day.

8.9 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such written policies, programs and measures as may be reasonably necessary or required to comply with applicable codes, rules, regulations or standards.

8.10 Miscellaneous. All services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per one hundred fifty (150) square feet of Total Rentable Area of the Premises (one person per one hundred fifty (150) square feet of Total Rentable Area of the Premises for air conditioning).

8.11 Access. So long as Tenant shall comply with Landlord’s reasonable security program for the Building, Tenant shall have access to the Premises and (for monthly pass holders) the Garage twenty-four (24) hours per day, three hundred sixty-five (365) days per year, during the Term of this Lease, except in an emergency. The Building is currently accessed by an electronic access system wherein tenants are permitted access to the Building by presenting electronic access cards at the electronic card readers. Landlord shall provide security in the Building in a manner consistent with other first-class office buildings in East Cambridge, Massachusetts.

9.	OPERATING COSTS AND TAXES

9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

(a) “Operating Year” shall mean a calendar year in which occurs any part of the Term of this Lease.

(b) “Operating Costs in the Base Year” shall be the amount as stated in Exhibit 1.

(c) “Tenant’s Proportionate Share” shall be the percentage as stated in Exhibit 1.

(d) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; any assessments in connection with any business improvement district in which the Building may be located or any similar program(s) in which the Building may participate; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, “Taxes” shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute “Taxes,” but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. “Taxes” shall also include expenses of tax abatement or other proceedings contesting assessments or levies. Wherever the term “Building” is used in determining

Taxes, it shall mean Taxes specific to the actual Building, or the equitably prorated and apportioned portion of those Taxes which apply to the Building together with other buildings or properties. Landlord represents and warrants that the Building is separately assessed for tax purposes from any other buildings or properties. Landlord represents that there is no tax reduction or tax exemption program in effect with respect to the Building that will expire during the Term.

(e) “Tax Base” shall be the amount stated in Exhibit 1 and shall apply to a Tax Period of twelve (12) months. Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months. Landlord represents and warrants that there are no payment-in-lieu-of-taxes or other tax reduction agreements in effect during the Tax Period of the Tax Base that will expire or phase out during the Term.

(f) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the Term of this Lease, the first such Tax Period being the one in which the Rent Commencement Date occurs.

(g) “Operating Costs”:

(1) Definition of Operating Costs. “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building including, without limitation, vehicular and pedestrian passageways related to the Building, related equipment, facilities and appurtenances, elevators, and cooling and heating equipment. In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of “Specifically Included Categories of Operating Costs”, as set forth below, but shall not include “Excluded Costs,” as hereinafter defined. If Landlord incurs Operating Costs for the Building together with one or more other buildings or properties, the shared costs and expenses shall be equitably prorated and apportioned between the Building and the other buildings or properties. Wherever the term “Building” is used in determining Operating Costs, it shall mean Operating Costs specific to the actual Building, or the equitably prorated and apportioned portion of those costs which apply to the Building together with other buildings or properties.

(2) Definition of Excluded Costs. “Excluded Costs” shall be defined as the following:

(i) Costs of renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building.

(ii) Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building and costs incurred in connection with the selling or change or ownership of the Building, including brokerage commissions, consultants’, attorney’s and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges.

(iii) All depreciation and amortization, except as otherwise explicitly provided in this Article 9.

(iv) Any cost or expense to the extent that Landlord is reimbursed other than as a payment for Operating Costs, including, but not limited to, (a) work or services performed for any tenant (including Tenant) at such tenant’s cost, (b) the cost of any item for which Landlord is paid or reimbursed by warranties, service contracts, insurance proceeds or otherwise, (c) increased insurance premiums or taxes assessed specifically to any tenant of the Building, (d) charges (including applicable taxes) for electricity, water and other utilities for which Landlord is reimbursed by any tenant; and (e) costs for supplying extra services to tenants (i.e., overtime HVAC and extra cleaning); and (f) costs incurred in connection with the making of repairs which are the reimbursed by another tenant of the Building.

(v) Wages, salaries, or other compensation paid to any executive employees above the grade of general manager, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Costs, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant.

(vi) Interest on debt or amortization payments on any mortgage or mortgages (except to the extent that such interest is included together with the amortization of capital expenditures which are permitted to be passed through pursuant to the provisions of this Article 9).

(vii) Expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insured casualty or condemnation (excluding commercially reasonable deductibles, which shall be included).

(viii) Expenses, including without limitation, legal fees and disbursements incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Building.

(ix) Expenses for the replacement of any item covered under warranty to the extent of the amount covered less the reasonable, out-of-pocket costs of enforcement and excluding any enforcement costs of warranties obtained for Landlord’s Work.

(x) Costs to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state, or local law or regulation.

(xi) Expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord (i.e., other than as a reimbursement of Operating Costs) and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants (i.e., other than as a reimbursement of Operating Costs), occupants of the property, or third parties.

(xii) Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant.

(xiii) Wages, salaries, or other compensation paid to any executive employees above the grade of general manager, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Costs, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant.

(xiv) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate (provided however, that this subparagraph (xvi) shall not apply to the management fee, which shall be governed by Section 9.1(4)(g).

(xv) Any expense for which Landlord is otherwise compensated or has the right to be compensated through the proceeds of insurance or for which the Landlord would have been compensated by insurance proceeds had it carried the coverage required in the Lease, and in all events other than the commercially reasonable deductibles.

(xvi) Expenses incurred by Landlord in order to correct any violation of applicable laws, but only to the extent any of the same are in effect and applicable to the Building as of the Commencement Date and subject to Section 9.1(g)(3) below, provided, however, that the provisions of this clause shall not preclude the inclusion of costs of compliance with applicable laws enacted prior to the date of this Lease to the extent such compliance is required for the first time by reason of any amendment, modification or reinterpretation (provided such reinterpretation is pursuant to a final judgment not subject to further appeal by a court of competent jurisdiction) of an applicable law which is imposed after the date of this Lease.

(xvii) Payments into reserves.

(xviii) All costs of purchasing (i.e., as opposed to maintenance of) major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building).

(xix) Any charge for Landlord’s income tax, excess profit tax, franchise tax, or like tax on Landlord’s business and tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any income tax or informational returns when due.

(xx) Costs of signs in or on the Building or complex identifying only the owner of the Building or other tenants signs.

(xxi) Landlord’s charitable or political contributions.

(xxii) Costs incurred for capital improvements or any other capital expenditures as determined under generally accepted commercial office building accounting principles except for the annual charge-off of permitted Capital Expenditures explicitly provided in this Section 9.1(g)(3) below.

(xxiii) All costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease, except to the extent such cost would have been incurred absent a violation.

(xxiv) Travel and entertainment costs.

(xxv) Costs of gifts.

(xxvi) Any interest or penalties incurred as a result of Landlord’s failure to timely make tax payments or to file any tax information or returns when due (including any additional interest or penalty resulting from the failure to pay taxes in time to receive the greatest discount for early payment).

(xxvii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement to the extent that such payments exceed the amount which could have been included in Operating Expenses had Landlord purchased such equipment rather than leasing such equipment, except to the extent permitted under Section 9.1(g)(3).

(xxviii) Any costs to perform any substantial renovation to the Building, including without limitation, Landlord’s proposed or currently planned renovations to the Building lobby, entrances and elevator cabs.

(xxix) Directly allocable expenses incurred for the repair, maintenance or operation of the Garage (i.e., exclusive of insurance and taxes, which shall be included in Operating Costs) and any pay-parking garage, including, but not limited to, salaries and benefits of any attendants (excluding elevators, escalators and areas providing direct access to the Garage from the Building).

(xxx) The operating expenses incurred by Landlord relative to retail stores and any specialty services in the Building, and the cost of installing, operating and maintaining any specialty service observatory, broadcasting facilities, luncheon club, museum, athletic or recreational club (except as set forth in clause (xxxi) below).

(xxxi) Cost of designing, renovating or otherwise constructing a fitness facility or other new amenity within the Building, but the cost of the repair, maintenance or use thereof shall be included in Operating Costs after deducting therefrom any revenue received by Landlord on any such facility or amenity; provided, however, that Tenant may elect, by giving notice of such election to Landlord not later than ninety (90) days after Landlord notifies Tenant of the establishment of any such new amenity, not to have the right to use such amenity, in which event no such costs shall be included in Operating Costs for purposes of this Lease.

(xxxii) Costs of replacement (as opposed to ordinary repair and maintenance) of the roof, foundation and exterior walls of the Premises (excluding replacement of damaged exterior glass).

(xxxiii) Costs of repairs necessitated by Landlord’s negligence or willful misconduct.

(xxxiv) That portion of employees expenses for employees whose time is not spent directly and solely in the operation of the Premises; and any fee charged by Landlord for supervision of its own employees.

(xxxv) Landlord’s general corporate overhead and administrative expenses.

(xxxvi) Rent and other costs incurred in connection with a management or leasing office to the extent the size or rental rate for such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings (and Tenant agrees that the management and leasing office existing as of the Execution Date does not exceed such size).

(xxxvii) Taxes or any amounts or charges excluded from Taxes under this Lease.

(3) Capital Expenditures. Capital expenditures for replacements of existing capital items shall not be included in Operating Costs. Subject to subsection (i) below, if a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

(i) Limitation. Notwithstanding anything to the contrary herein contained, with respect to any capital expenditure, the Annual Charge-Off for such capital expenditure shall be included in Operating Costs only if:

(x)	the new capital item being acquired is required by law first enacted or adopted after the Execution Date of this Lease; or
(y)	The new capital item is reasonably projected to reduce Operating Costs by an amount reasonably proximate to the Annual Charge-Off (defined below) therefor, as reasonably determined by Landlord.

(ii) Annual Charge-Off. “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a level payment direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question. However, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating costs including, without limitation, energy-related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such event, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal. In no event shall the Annual Charge-Off of any capital expenditure incurred before or during calendar year 2016 be included in Operating Expenses unless a full twelve (12) months of Annual Charge-Off thereof is included in Operating Costs in the Base Year.

(iii) Useful Life. “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

(iv) Capital Interest Rate. “Capital Interest Rate” shall be defined as an annual rate of either two percentage points over the so-called The Wall Street Journal prime rate at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(4) “Specifically Included Categories of Operating Costs.” Operating Costs shall include, but not be limited to, the following:

Taxes : Sales, Federal Social Security, Unemployment and Medicare Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by Landlord on account of all employees of Landlord and/or Landlord’s managing agent, who are employed in, about or on account of the Building, except that taxes levied upon the net income of Landlord and taxes withheld from employees, and “Taxes” as defined in Section 9.1(d) shall not be included herein.

Water: All charges and rates connected with water supplied to the Building and related sewer use charges.

Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building.

Wages: Wages and the cost of all employee benefits of all employees of Landlord and/or Landlord’s managing agent who are employed in, about or on account of the Building.

Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Management Fee: A management fee in an amount equal to three percent (3%) of the gross revenues of the Building, provided that a management fee of three percent (3%) of gross revenues (and grossed up as provided in this Lease) is included in Operating Costs in the Base Year.

Office Expenses: The cost of office expense, including, without limitation, rent, business supplies and equipment.

Electricity : The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, exclusive of tenant electricity supplied to leasable areas of the Building. If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any leasable area electric current consumption (including electric current for HVAC air handling equipment in the Building). Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from time to time be carried by Landlord, so long as typically carried by landlords of comparable buildings with respect to the Building, and the fees of Landlord’s insurance consultants or brokers in connection therewith.

Other: Any common area or other charges which Landlord is required to pay with respect to Landlord’s interest in the Building pursuant to any condominium, reciprocal easement or other similar documents applicable thereto and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, insurance deductible amounts.

(5) Gross-Up Provision. Notwithstanding the foregoing, in determining the amount of Operating Costs for any calendar year or portion thereof falling within the Term (including Operating Costs in the Base Year), if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then Operating Costs that vary based on occupancy for such period shall be adjusted to equal the amount such variable Operating Costs would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The extrapolation of Operating Costs under this paragraph shall be performed by appropriately adjusting the cost of those components of Operating Costs that are impacted by changes in the occupancy of the Building.

9.2 Tax Excess. If in any Tax Period the Taxes exceed the Tax Base, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Tax Excess”. Tenant shall pay the Tax Excess as follows: commencing July 1, 2016, Tenant shall make monthly estimated payments on account of the projected Tax Excess, as reasonably estimated by Landlord on the basis of the most recent Tax data available. Such monthly estimated payments shall be made commencing on the aforesaid date and otherwise at the same time and in the same manner as Tenant’s monthly payments of Yearly Rent. Landlord shall furnish to Tenant, after the end of each year, a statement setting forth in reasonable detail the basis for the computation of Tax Excess. If the total of Tenant’s monthly estimated payments with respect to any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such payments is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord’s bill therefor. Landlord shall, upon written request of Tenant, from time to time, provide Tenant with copies of real estate tax bills for any Tax Period with respect to which Tenant is required to pay Tax Excess.

Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Section 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

9.3 Operating Costs Excess. If the Operating Costs in any Operating Year exceed the Operating Costs in the Base Year, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Operating Costs Excess.” Tenant shall pay the Operating Costs Excess as follows: commencing January 1, 2017, Tenant shall make monthly estimated payments on account of the projected Operating Costs Excess, as reasonably estimated by Landlord on the basis of the most recent Operating Costs data or budget available. Such monthly estimated payments shall be made commencing on the aforesaid date and otherwise at the same time and in the same manner as Tenant’s monthly payments of Yearly Rent. Landlord shall furnish to Tenant, within one hundred fifty (150) days after the end of each year, a statement setting forth in reasonable detail the basis for the computation of Operating Costs Excess for each year, and shall provide Tenant with reasonable supporting information upon written request therefor given sixty (60) days within two hundred seventy (270) days of Tenant’s receipt of such statement. If the total of Tenant’s monthly estimated payments with respect to any Operating Year is greater than the actual Operating Costs Excess for such Operating Year, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such payments is less than the actual Operating Costs Excess for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor.

9.4 Part Years. If Tenant is obligated to pay Operating Costs Excess or Tax Excess for only a part of an Operating Year or a Tax Period, Tenant’s Proportionate Share of the Operating Costs Excess or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period shall be reduced to an amount determined by multiplying such Tenant’s Proportionate Share by a fraction, the numerator of which is the number of days within such Operating Year or Tax Period for which Tenant has liability for the Operating Costs Excess or Tax Excess, as the case may be, and the denominator of which is three hundred sixty-five (365).

9.5 Effect of Taking. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, for the purposes of determining Tax Excess there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant’s Proportionate Share shall be adjusted appropriately to reflect the proportion of the Premises and/or the Building remaining after such taking.

9.6 Disputes, etc. Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the Term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

9.7 Tenant’s Right to Examine Records.

Subject to the provisions of this Section 9.7, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in determination of Operating Costs Excess. Tenant (a) Shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant a statement of the actual amount of Operating Costs (the “Operating Costs Statement”). Tenant shall have no right to examine all documentation and calculations pursuant to this Section 9.7 unless Tenant has paid the amount shown on the Operating Costs Statement. Tenant shall exercise such right by giving Landlord written notice (the “Documentation Request”) no more than one hundred eighty (180) days after Landlord gives Tenant an Operating Costs Statement in respect of such period (the “Documentation Request Due Date”). Notwithstanding anything to the contrary herein contained, Tenant shall only have the right to examine the documentation and calculations relative to Operating Costs in the Base Year for a period of one hundred eighty (180) days after Landlord gives Tenant the Operating Costs Statement with respect to the first or second Operating Year after the Base Year (but Tenant shall have the right to exercise Operating Costs in the Base Year only once).

(b) Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records in Massachusetts during normal Business Hours within a reasonable time after Landlord receives a Documentation Request. Landlord shall notify Tenant (the “Documentation Availability Notice” ) when such documents and calculations are available for examination.

(c) Such examination (the “Examination” ) may be made only by Tenant’s employees, a nationally or regionally recognized independent certified public accounting firm (a “Major CPA Firm” ), or by another certified public accounting firm reasonably approved by Landlord, in either case licensed to do business in the jurisdiction where the Building is located or by Paul A. Stevens and Associates. Without limiting Landlord’s approval rights, Landlord may withhold its approval of any examiner of Tenant who is representing, or in the case of an examiner other than a Major CPA Firm has within the last two (2) years prior to Tenant’s request represented, any other tenant in the Building. In no event shall Tenant use any examiner who is being paid by Tenant on a contingent fee basis.

(d) As a condition to performing any such Examination, Tenant and its examiner(s) shall be required to execute and deliver to Landlord a confidentiality agreement, in substantially the form attached hereto as Exhibit 11. Without limiting the foregoing in the case of an examiner other than an Approved Reviewer or a Major CPA Firm, such examiner(s) shall be required to agree that it will not represent any other tenant in the Building within the two (2) years following the audit.

(e) The Examination shall be commenced within thirty (30) days after Landlord delivers the Documentation Availability Notice and, subject to Landlord’s providing Tenant and its consultants with the necessary access to books and back-up documentation promptly after delivery of the Documentation Availability Notice, shall be concluded within sixty (60) days of its commencement. Tenant shall provide Landlord with a written report (the “Report”) from its examiner summarizing the results of the Examination not later than the earlier to occur of (a) ten (10) days after Tenant’s receipt of the Report and (b) ninety-five (95) days after Landlord delivers the Documentation Availability Notice (the earlier of such dates, the “Report Due Date”).

(f) If Tenant delivers the Report to Landlord on or before the Report Due Date, and if Tenant disagrees with the Operating Costs Statement, Landlord and Tenant shall negotiate in good faith for thirty (30) days (the “Operating Costs Negotiation Period” ) to agree on a resolution.

(g) If Landlord and Tenant have not agreed on a resolution within the Operating Costs Negotiation Period, then Tenant may request that the matter be determined by arbitration by giving Landlord written notice (the “Operating Costs Arbitration Request” ) within thirty (30) days after the expiration of the Operating Costs Negotiation Period (the “Arbitration Request Due Date” ), in which case the matter shall be submitted to arbitration in accordance with the provisions of Section 29.5 hereof.

(h) If, after the Examination with respect to any calendar year, it is finally determined that: (a) Tenant has made an overpayment on account of Operating Costs Excess, Landlord shall credit such overpayment against the next installment(s) of Yearly Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the Term, Landlord shall promptly refund to Tenant the amount of such overpayment less any amounts then due from Tenant to Landlord; or (b) Tenant has made an underpayment on account of Operating Costs Excess, Tenant shall, within thirty (30) days of such determination, pay such underpayment to Landlord; and (c) if the amount of Operating Costs was overstated by more than five percent (5%), Landlord shall pay Tenant’s reasonable out-of-pocket cost for such audit.

(i) Time is of the essence of the provisions of this Section 9.7. Should Tenant fail to give Landlord the Documentation Request by the Documentation Request Due Date, or the Report by the Report Due Date, or the Operating Costs Arbitration Request by the Arbitration Request Due Date, then in any such case Tenant shall have no further right to question said Operating Costs, and the amounts shown on Landlord’s Operating Costs Statement shall be final as between the parties.

10.	CHANGES OR ALTERATIONS BY LANDLORD

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to: (i) the Building (including the Premises) and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, and (iii) the Common Areas and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Common Areas, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door, passage, concourse or walkway within the Building or in the Common Areas, and the use of such doors, passages, concourses or walkways may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises by Tenant.

If at any time any windows of the Premises are temporarily closed or darkened for any reason whatsoever including but not limited except if due to Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent, nor shall the same release Tenant from its obligations hereunder or constitute an eviction. Nothing contained herein shall affect any of Tenant’s rights or remedies under Section 8.8 above.

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS—REMOVAL BY TENANT

All fixtures, equipment, improvements and appurtenances attached to or built into the Premises (excluding Tenant’s furniture, fixtures, and equipment) prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the Term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with and subject to Articles 12 and/or 22 of this Lease. Landlord agrees to notify Tenant in writing whether it will be required to remove any such fixtures, equipment, improvements and appurtenances at the end of the term at the time that Landlord approved Tenant’s plans for same if Tenant requests in writing that Landlord make such election at the time that Tenant requests Landlord’s approval thereof, provided that Tenant shall have no obligation to remove carpeting or leasehold improvements in the Premises that are customarily found in first-class business offices. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, all removable electric fixtures, furniture, or trade fixtures or business equipment or Tenant’s inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant.

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT

Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises (“Alterations”) without Landlord’s prior written consent and then only those that are made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, with respect to any Alterations with an aggregate cost in excess of $200,000.00, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) with respect to any Alterations with an aggregate cost in excess of $200,000.00, Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord’s consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such Alterations shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate, pursuant to uniformly enforced, non-discriminatory construction rules and regulations in effect for the Building. Tenant shall reimburse Landlord, as Additional Rent, for any reasonable, out-of-pocket third-party costs (including engineers’ and architects’ fees and expenses but excluding in-house personnel of Landlord or its parent company) incurred by Landlord in connection with review and approval of the plans and specifications, and, with respect to Alterations that are structural or that materially affect the building systems, any inspections or other oversight by or on behalf of Landlord during the performance of such Alterations. Except for such out-of-pocket expenses, Landlord will not charge Tenant any construction management or supervisory fee in connection with Alterations, unless Landlord and Tenant otherwise agree that Landlord will manage the performance of such Alterations on Tenant’s behalf. If Tenant shall make any Alterations, then Landlord may elect to require Tenant at the expiration or sooner termination of the Term of this Lease to restore the Premises to substantially the same condition as existed at the Commencement Date. Landlord agrees that Tenant will only be required to remove above-standard office improvements (including, without limitation, attached or built in fixtures, equipment and appurtenances) and, except as set forth below, will not have any obligation to remove any of Landlord’s Work or the existing internal staircase(s) in the Premises. Notwithstanding the foregoing, Tenant shall at the election of Landlord remove any refrigerators and refrigeration equipment, including any associated taps, in the Premises, however affixed, and the so-called bleachers located in the first floor portion of the Premises. If Tenant so requests in writing at the time that Tenant requests Landlord’s approval of such Alterations, Landlord agrees to make such election at the time that Landlord approves Tenant’s plans for any such Alterations.

Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent, to make interior nonstructural Alterations costing not more than $200,000.00, provided however that:

(i) Tenant shall give prior written notice to Landlord of such Alterations;

(ii) Tenant shall submit to Landlord plans for such Alterations if Tenant utilizes plans for such Alterations; and

(iii) Such Alterations shall not materially affect any of the Building’s systems, or the ceiling of the Premises.

13.	TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS

(a) Whenever Tenant shall make any Alterations in or to the Premises after the Commencement Date, Tenant will strictly observe the following covenants and agreements:

(b) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if, in the reasonable judgment of Landlord, their use may cause any harm to Landlord or create any difficulty, whether in the nature of a labor dispute or otherwise, in the construction, maintenance and/or operation of the Building or any part thereof.

(c) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such Alteration which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until Tenant has complied with the requirements of Article 12 hereof. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s expense by filing the bond required by law or otherwise. If Tenant fails so to discharge or bond any lien, Landlord may do so at Tenant’s expense, and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

(d) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) the Rules and Regulations of Landlord, initially set forth in Exhibit 4 hereof, as the same may be reasonably modified from time to time over the Term of this Lease by prior written notice to Tenant; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

(e) Tenant shall procure all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord and Landlord’s managing agent from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant (i) to carry the insurance required in Section II of Exhibit 3 and (ii) to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.	REPAIRS BY TENANT—FLOOR LOAD

14.1 Repairs by Tenant. Tenant shall keep the interior, non-structural elements of the Premises neat and clean and in such repair, order and condition as the same are in on the Commencement Date or may be put in during the Term hereof, reasonable use and wearing thereof and damage by fire or by other casualty and repairs for which Landlord is responsible excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Tenant shall be responsible for janitorial services to be provided to any non-core lavatories currently existing within the Premises. Tenant shall make all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. If Tenant shall fail to complete any required repair within thirty (30) days after Landlord’s written notice thereof, Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees.

14.2 Floor Load—Heavy Machinery. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law (i.e., 1,000 pounds per square foot of floor area). Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and subject to the waiver of subrogation, Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant’s responsibility.

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

15.1 General Liability Insurance. Tenant shall procure, keep in force, maintain and pay for insurance throughout the Term in accordance with the terms and in the amounts set forth in Exhibit 3.

15.2 General. Subject to the waiver of subrogation set forth in Section 19 herein, Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any third party arising from Tenant’s breach of this Lease or:

(a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

(b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Premises) arising out of the use or occupancy of the Building or Premises by Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the negligent acts or omissions or willful misconduct of Tenant, its agents, employees or contractors; and

(c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the Term of this Lease and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises.

15.3 Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord.

15.3 A Landlord’s Indemnity of Tenant. Landlord, subject to the limitations on Landlord’s liability contained elsewhere in this Lease, agrees to hold Tenant harmless and to defend, exonerate and indemnify Tenant from and against any and all claims, liabilities, or penalties asserted by or on behalf of any third party for damage to property or injuries to persons sustained or occurring in the Building to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

15.4 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless (x) caused by or due to the negligence of Landlord, its agents, servants or employees, and (y) if Tenant knew of such condition sufficiently in advance of the occurrence of any such injury or damage as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition, only after (i) notice to Landlord of the condition and (ii) the expiration of a reasonable time (such reasonableness to take into account the potential seriousness of the condition and, in the event of imminent danger to persons or property, shall mean promptly upon receipt of such notice) after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition. In the case of (ii) above, pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Subject to the foregoing, in no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

15.5 Repairs and Alterations—No Diminution of Rental Value.

(a) Except as may be otherwise specifically provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements, or any related work made by Landlord, Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

(b) Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord (a “Repair Interruption”) or if due to Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord (a “Failure to Repair”), any portion of the Premises becomes untenantable or inaccessible so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises for the conduct of its business during the entirety of the Premises Untenantability Cure Period by reason of such untenantability or inaccessibility, and that such untenantability or inaccessibility and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Yearly Rent, Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Operating Costs shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected and Tenant can use and access the Premises or such portion thereof for the conduct of its business therein. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as four (4) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

(c) The provisions of Section 15.5(b) shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20). Tenant’s sole remedy in the case of a Repair Interruption shall be as set forth in this Section 15.5.

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING

(a) Except as expressly provided in this Article 16, Tenant covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, hypothecated, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than the Permitted Use, or be sublet, or offered or advertised for subletting without Landlord’s prior written consent and subject to Section (b)(3) below of this Section 16. Notwithstanding the foregoing, it is hereby expressly understood and agreed however, if Tenant is a business entity, that the assignment or transfer of this Lease, and the Term and estate hereby granted, to any business entity into which Tenant is merged (including any merger where Tenant is the surviving entity) or with which Tenant is consolidated, which business entity shall have a net worth, as determined in accordance with generally accepted accounting principles, of at least Two Hundred Fifty Million Dollars $250,000,000.00 or which acquires all or substantially all of Tenant’s business (whether by stock purchase or otherwise) or assets, or through a reorganization of Tenant from one form of legal entity into another form of legal entity so long as the successor entity assumes by operation of law or otherwise the obligations of Tenant under this Lease, (such business entity being hereinafter called “Permitted Assignee”), shall not require Landlord’s consent or the giving of a Recapture Offer (defined below), but upon the express condition that Permitted Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement (“Assumption Agreement”) in form and substance reasonably satisfactory to Landlord whereby Permitted Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Permitted Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers. In addition to the foregoing, the transaction by which the Tenant becomes, and the trading of the Tenant’s voting stock while the Tenant remains, a so-called reporting public corporation under the provisions of the Securities Exchange Act of 1934, as amended, the outstanding voting stock of which is registered in accordance with the provisions of the Securities Act of 1933, as amended, and actively traded on the New York Stock Exchange or another recognized, national securities exchange (and for the purposes hereof, the term “voting stock” shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation) shall not require Landlord’s consent or the giving of the Recapture Offer.

(b) Except for an assignment or sublease to a Permitted Assignee or to an Affiliated Entity, as defined below, then, notwithstanding anything to the contrary in this Lease contained:

(1) Tenant shall, prior to offering or advertising the Premises, or any portion thereof, for sublease give Landlord a Recapture Offer, as hereinafter defined.

(2) For the purposes hereof, a “Recapture Offer” shall be defined as a notice in writing from Tenant to Landlord which:

(i) States that Tenant desires to sublet the Premises, or a portion thereof.

(ii) Identifies the affected portion of the Premises (“Recapture Premises”).

(iii) Identifies the period of time (“Recapture Period”) during which Tenant proposes to sublet the Recapture Premises or to assign its interest in this Lease.

(iv) Offers to Landlord to terminate this Lease in respect of the Recapture Premises (in the case of a subletting for the remainder of the Term of this Lease) or to suspend the Term of this Lease pro tanto in respect of the Recapture Period (i.e., the Term of this Lease in respect of the Recapture Premises shall be terminated during the Recapture

Period and Tenant’s rental obligations shall be reduced in proportion to the ratio of the Total Rentable Area of the Recapture Premises to the Total Rentable Area of the Premises then demised to Tenant).

(3) Landlord shall have thirty (30) days to accept a Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, then Landlord shall not unreasonably withhold, condition, or delay its consent to a sublease of the Recapture Premises for the Recapture Period, or an assignment of Tenant’s interest in this Lease, as the case may be, to a Qualified Transferee, as hereinafter defined. If Landlord recaptures a portion of the Premises with access to one or more of the internal staircases serving the Premises where Tenant remains in possession of one or more of the portions of the Premises with access to such staircase(s), then, in connection with such recapture, Landlord shall perform, at its expense, such work as shall be necessary to comply with applicable Laws and to prevent access to such staircase(s) from the recaptured portion of the Premises.

(4) For the purposes hereof, a “Qualified Transferee” shall be defined as a person, firm or corporation which, in Landlord’s reasonable opinion:

(i) is financially responsible and of good reputation;

(ii) shall use the Premises for no other purpose than the Permitted Use; and

(iii) is not a Restricted Occupant, as hereinafter defined.

(5) For the purposes hereof, a “Restricted Occupant” shall be defined as any tenant or subtenant of premises in the Building (“Occupant”) unless such Occupant satisfies all three of the following criteria:

(i) Such Occupant desires to occupy the Recapture Premises for expansion purposes only; and

(ii) Such Occupant’s occupancy of the Recapture Premises will not, either directly or indirectly, cause a vacancy in the premises which such Occupant then occupies in the Building; and

(iii) Such Occupant’s need, as to the size of premises and length of term, cannot then (i.e., at the time that Tenant requests Landlord’s consent to such Occupant) be satisfied by Landlord.

(6) Notwithstanding anything to the contrary in this Article 16(b) contained:

(i) If Tenant is in default of its obligations under this Lease continuing beyond the expiration of the applicable notice, grace or cure period at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a “reasonable” reason for Landlord withholding its consent to any proposed subletting or assignment; and

(ii) If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is twelve (12) months after the earlier of: (x) the expiration of said thirty (30) day period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer to terminate or suspend this Lease, then before entering into any assignment or sublease, Tenant shall again offer to Landlord, in accordance with this Article 16(b), either to terminate or to suspend this Lease in respect of the portion of the Premises proposed to be sublet (or in respect of the entirety of the Premises in the event of a proposed assignment, as the case may be). If Tenant shall make any subsequent offers to terminate or suspend this Lease pursuant to this Article 16(b), any such subsequent offers shall be treated in all respects as if it is Tenant’s first offer to suspend or terminate this Lease pursuant to this Article 16(b), provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be thirty (30) days.

(7) No subletting or assignment shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

(c) Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Offer, to assign its interest in this Lease or to sublease the Premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment, such Affiliated Entity executes and delivers to Landlord an Assumption Agreement, as hereinabove defined. For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question.

(b) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time following a default which is not cured within applicable notice and cure periods, and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the Premises may be used as stated in Exhibit 1.

(c) In the event of an assignment of this Lease or a sublease of the Premises or any portion thereof to anyone other than a Permitted Assignee or Affiliated Entity, Tenant shall pay to Landlord fifty percent (50%) of any Net Transfer Profit (as defined below), payable in accordance with the following. In the case of an assignment of this Lease, “Net Transfer Profit”: (1) shall be defined as the amount (if any) by which any consideration paid by the assignee, if any, specifically for or as an inducement to Tenant to make said assignment exceeds the reasonable attorneys’ fees, architectural and engineering fees, construction costs and brokerage fees and other inducements or concessions incurred by Tenant in order to effect such transfer (collectively, “Transfer Expenses”), and (2) shall be payable concurrently with the payment to be made by the assignee to Tenant. In the case of a sublease, “Net Transfer Profit”: (3) shall be defined as a monthly amount equal to the amount by which the sublease rent actually received and other charges payable by the subtenant to Tenant under the sublease exceed the sum of the rent and other charges payable under this Lease for the Premises or allocable to the sublet portion thereof, plus the Transfer Expenses incurred with respect to such sublease, and (4) shall be payable on a monthly basis concurrently with the subtenant’s payment of rent to Tenant under the sublease after Tenant recovers such Transfer Expenses. Net Transfer Profit shall not include any amounts paid to Tenant for purchase or rental of furniture, fixtures or improvements or for leasehold improvements; provided, however, that Tenant shall not include the cost of any such items in Transfer Expenses.

(d) The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(e) Tenant shall pay Landlord a review fee in the amount of Landlord’s reasonable, out of pocket costs for Landlord’s review of any requests by Tenant to sublet the Premises or assign its interest in this Lease. Such fee or costs shall be deemed to be additional rent under this Lease.

(f) Notwithstanding anything to the contrary herein contained, Tenant shall have the right, upon prior notice to Landlord but without having to obtain Landlord’s consent, to sublet up to ten percent (10%) of the floor area of the Premises for Internal Sublet Offices, as hereinafter defined, to Affiliated Entities and Tenant’s clients, Tenant’s customers and Tenant’s business partners (collectively the “Permitted Users”). For purposes of this Paragraph, an “Internal Sublet Office” shall have access to the Common Areas of the Building only through Tenant’s reception area and a secondary exit from Tenant’s Premises. Tenant shall be responsible for the Permitted Users complying with the terms and conditions of this Lease, and any failure of the Permitted Users to comply with the terms and conditions of this Lease shall be deemed a failure by Tenant to comply. Tenant acknowledges and agrees that it shall be responsible for all acts, omissions and negligence of the Permitted Users.

17.	MISCELLANEOUS COVENANTS

Tenant covenants and agrees as follows:

17.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit 4 and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. Notwithstanding anything to the contrary in this Lease contained, Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner.

17.2 Access to Premises. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon prior oral/email notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any underlying lease, and their representatives, to have reasonable access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment, provided that such storage does not adversely affect Tenant’s access to or the use and occupancy of the Premises); and (iii) permit Landlord, at reasonable times, to show the Premises during ordinary Business Hours to any existing or prospective mortgagee, purchaser, or assignee of any mortgage of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of twelve (12) months next preceding the Expiration Date to any person contemplating the leasing of the Premises or any part thereof. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or, in the event of an emergency, may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease; provided, however, except in an emergency, Landlord shall use reasonable efforts to schedule any access in advance with Tenant and at times when Tenant is reasonably able to have a representative present during such access. Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Premises.

17.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant, subject to the waiver of subrogation in this Lease. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant, subject to the waiver of subrogation in this Lease. Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence or willful misconduct of Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition, have been cured or corrected within thirty (30) days after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable and they shall not have been made tenantable by Landlord within the aforesaid thirty (30) days.

17.4 Signs, Blinds and Drapes.

(a) Tenant shall put no signs in any part of the Building. Except for the building standard window blinds to be installed by Landlord, at Landlord’s cost and expense, as part of Landlord’s Work, no signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Notwithstanding the foregoing, Tenant shall have the right, during the Term of this Lease, to list Tenant’s name on the Building directory. The initial listing of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord’s building standard design. Neither Landlord’s name, nor the name of the Building or the name of any other structure erected or used in conjunction therewith shall be used without Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner. Subject to the provisions of Articles 12 and 13 above, Tenant may install a white screening graphic on portions of the exterior first floor windows (extending from approximately four feet (4’) above grade level to approximately 6 feet (6’) above grade level) of the Premises to obscure vision into the Premises from the adjoining pavement. Landlord shall have the right to approve the design and location of such screening.

(b) In addition, provided that Tenant is then leasing and occupying, in the aggregate, at least 60,000 rentable square feet in the Building, Tenant shall have the non-exclusive right, at its sole cost and expense, to install and maintain a tenant identification sign consisting of the name of Tenant on the exterior façade of the Building (the “Exterior Signage”), provided that (i) no monetary or material non-monetary default of Tenant, beyond applicable notice and cure period, has occurred hereunder and is continuing, (ii) Tenant installs such Exterior Signage within two (2) years after the time that Tenant first is in occupancy of 60,000 rentable square feet or more in the Building, (iii) Landlord approves in writing the location, size and appearance of such Exterior Signage requested by Tenant, and Landlord hereby approves the signage depicted on Exhibit 7 hereto (it being understood and agreed that Exhibit 7 depicts two (2) alternative signs and that Tenant may elect which one (1) of such alternative signs shall be installed), (iv) such Exterior Signage is in compliance with all applicable laws, codes and ordinances and Tenant has obtained all governmental permits and approvals required in connection therewith, and (v) the installation, maintenance and removal of such Exterior Signage (including, without limitation, the repair and cleaning of the Building façade upon removal of such Building Sign) is performed at Tenant’s expense in accordance with the terms and conditions governing alterations pursuant to Articles 12 and 13 hereof and Landlord’s reasonable regulations. Notwithstanding the foregoing provisions of this Section 17.4 to the contrary, (i) within thirty (30) days after written notice from Landlord requiring removal of the Exterior Signage (the “Removal Notice”), which Removal Notice may be given at any time when (x) the aggregate square footage of the Premises leased and occupied by Tenant or any Permitted Assignee or Affiliated Entity is less than 60,000 rentable square feet, or (y) there occurs, and remains uncured beyond applicable notice and cure period, a monetary or material non-monetary default of Tenant, or (ii) on or before the date on which the Term of the Lease expires or is terminated, Tenant shall, at Tenant’s cost and expense, remove the Exterior Signage and restore all damage to the Building caused by the installation and/or removal of such Exterior Signage, which removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Articles 12 and 13 hereof. If Tenant does not perform the maintenance, repair, replacement or removal work specified in this Section 17.4 within ten (10) business days after notice from Landlord, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord, as additional rent, for the cost of such work within thirty (30) days after request therefor. The right to the Exterior Signage granted pursuant to this Section 17.4 is personal to Tenant and may not be exercised by any occupant, subtenant, or other assignee of Tenant. If Tenant fails to install Exterior Signage on or before the date two (2) years after the time that Tenant or any

Permitted Assignee or Affiliated Entity first is in occupancy of 60,000 rentable square feet or more, then Tenant shall have no further right to install any Exterior Signage, time being of the essence.

(c) Tenant shall have the right to install an identification sign on the door from the Patio (defined below) to the Premises provided that (i) Landlord approves in writing the location, size and appearance of such sign, (ii) such sign is in compliance with all applicable laws, codes and ordinances and Tenant has obtained all governmental permits and approvals required in connection therewith, and (iii) the installation, maintenance and removal of such sign (including, without limitation, the repair and cleaning of the affected portion of the Building upon removal of such sign) is performed at Tenant’s expense in accordance with the terms and conditions governing alterations pursuant to Articles 12 and 13 hereof and Landlord’s reasonable regulations.

17.5 Estoppel Certificate. Either party shall at any time and from time to time upon not less than ten (10) business days’ prior notice to the other party (the “Requesting Party”), execute, acknowledge and deliver to the Requesting Party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not such party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as the Requesting Party may reasonably request and which are customarily included in estoppels certificates, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, both parties hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. If Tenant fails to so execute and deliver such estoppel certificate within such ten (10) business day period, then Landlord shall be entitled to send Tenant a second notice requesting such execution and delivery of such estoppel certificate (“Second Notice”), and if Tenant fails to execute and deliver such estoppel certificate within three (3) days after the Second Notice, then Tenant shall pay to Landlord a fee in the amount of Five Hundred and 00/100 Dollars ($500.00) per day for each day beyond the third (3rd) day after the Second Notice that Tenant fails to execute and deliver such estoppel certificate. Such fee shall be in addition to Landlord’s other remedies hereunder.

17.6 Prohibited Materials and Property . Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material , chemical or substance including, without limitation, any hazardous substances (collectively, “Hazardous Materials”) as defined under applicable state or local law, under the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC §9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (collectively, “Environmental Laws”) (except for standard office supplies and cleaning supplies used, stored, and disposed of in accordance with applicable law) or (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death. Tenant shall not cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises. The occasional presence of normal food odors generated by catered events in the Atrium shall not be considered to violate the foregoing restriction. In the event that, during the performance of any Alterations by Tenant at the Premises or during the performance of Landlord’s Work, the removal, encapsulation or other remediation of Hazardous Materials determined to be present in the Premises as of the Commencement Date shall be required pursuant to any Environmental Laws, such removal, encapsulation or other remediation shall be performed by Landlord, at Landlord’s expense (and in no event shall any portion of Landlord’s Contribution be applied toward such cost), to the extent required by such Environmental Laws.

17.7 Requirements of Law—Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s use or occupancy of the Premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord. During the Term, Tenant shall not be responsible for the costs to make Common Areas of the Building or any entrance to the Premises comply with applicable law, including the Americans with Disabilities Act (42 U.S.C. § 12101 et. seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, unless the requirement to comply was triggered by either (i) Tenant’s particular use of the premises (versus general office or retail use) or (ii) any improvements to the premises made by or on behalf of Tenant. However, Tenant agrees that, within the Premises, it shall be responsible for compliance with the Americans with Disabilities Act (42 U.S.C. § 12101 et. seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto.

17.8 Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

17.9 Miscellaneous. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof, except for the purpose of hanging lightweight artwork, whiteboards, tack boards, and similar wall hangings on the walls of the Premises. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of Tenant under this Lease.

18.	DAMAGE BY FIRE, ETC.

During the entire Term of this Lease, and adjusting insurance coverages to reflect current values from time to time:—(i) Landlord shall keep the Building (excluding Alterations installed in the Premises after the Commencement Date (“Later Alterations”) and any personal property or trade fixtures installed by or at the expense of Tenant) insured in accordance with Exhibit 3; and (ii) Tenant shall keep its personal property and trade fixtures in and about the Premises and the Later Alterations insured in accordance with Exhibit 3.

If any portion of the Premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, or the use thereof or access thereto shall be legally prohibited (or prohibited by Landlord) due to fire or other insured casualty (regardless of whether or not such fire or other insured casualty actually damages the Premises), Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the real property of which the Premises are a part) to repair or cause to be repaired such damage, provided, however, in respect of any Later Alterations as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord’s repair work on the Premises, that such repairs to such Later Alterations shall be performed by Landlord but at Tenant’s expense (which expense shall be limited to the proceeds of insurance maintained by Tenant or required to be maintained by Tenant hereunder, plus the deductible payable under the applicable policy); in all other respects, all repairs to and replacements of Tenant’s property and Later Alterations shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Yearly Rent (together with Operating Costs Excess and Tax Excess) and electricity charges or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant), or legal access thereto or use thereof as aforesaid, shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building or of the Building and the land or Landlord’s interest therein shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage or associated business interruption because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant and such action or inaction is not cured within ten (10) days after receipt of written notice from Landlord, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from such delays in repairing such damage. If (i) the Premises (or legal access thereto or use thereof) are so damaged or prevented by fire or other casualty (whether or not insured) at any time during the last twenty-four (24) months of the Term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Expiration Date, or (ii) the Building (whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord’s judgment be required, then and in either of such events, this Lease and the Term hereof may be terminated at the election of Landlord or Tenant by a notice in writing of its election so to terminate which shall be given within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by the other party; provided, however, with respect to any termination under clause (ii) where the Premises have not been damaged, Tenant may elect to extend the termination date to the date that is one hundred eighty (180) days after delivery of Landlord’s termination notice. In the event of any termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the Premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent (together with Operating Costs Excess, Tax Excess, and Electricity Charge) for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated.

19.	WAIVER OF SUBROGATION

In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord. Landlord agrees that the deductible under such policy shall be a commercially reasonable amount.

In any case in which Landlord or Landlord’s managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord’s managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Tenant. Tenant agrees that the deductible under such policy shall be a commercially reasonable amount.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises (including Later Alterations) and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to the Premises, the Building, or the claiming party’s property or the property of others claiming under such claiming party resulting from perils required to be insured by such party’s property insurance.

20.	CONDEMNATION—EMINENT DOMAIN

In the event that the Premises or any part thereof, or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a material part of the Premises or the means of access thereto shall be so taken, appropriated or condemned, and in either case, the remainder of the Premises or the mode of access thereto is, in Tenant’s reasonable judgment, unsuitable for the operation of Tenant’s business in the Premises, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in Exhibit 1, and the Yearly Rent (together with Operating Costs Excess and Tax Excess) shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be equitably adjusted, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses or for Tenant’s personal property, or for the unamortized value of any leasehold improvements paid for by Tenant (in excess of any Landlord contribution), there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time reasonably request. In the event of any taking of the Premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the Premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Expiration Date or earlier termination of this Lease.

21.	DEFAULT

21.1 Conditions of Limitation—Re-entry—Termination. This Lease and the herein Term and estate are, upon the condition that if (a) subject to Section 21.2, Tenant shall neglect or fail to perform or observe any of Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord’s costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (c) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (d) an attachment or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (e) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within sixty (60) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within sixty (60) days of such entry, recording or filing, as the case may be; or (f) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (g) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment shall not be vacated within sixty (60) days; or (h) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (i) any event shall occur or any contingency shall arise whereby this Lease, or the Term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof—then, and in any such event (except as hereinafter in Section 21.2 otherwise provided) Landlord may, by written notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by any lawful means, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

21.2 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) business days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in any twelve (12) month period there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the emergency nature of the default threatens to cause bodily injury or damage to property and remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable.

Notwithstanding anything to the contrary in this Section 21.2 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

21.3 Damages—Termination. Upon the termination of this Lease under the provisions of this Article 21, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

(x) the amount (the “Excess Amount”) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Expiration Date as stated in Exhibit 1 exceeds (ii) the aggregate projected rental value of the Premises for such period, as such Excess Amount is reduced to present value using a discount rate of the then-applicable federal discount rate;

or:

(y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Costs Excess, all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Marketing of Tenant’s Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.”

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

21.4 Fees and Expenses.

(a) If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained that continues beyond the expiration of any applicable notice, grace or cure period, Landlord may immediately, or at any time thereafter, without additional notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and actual damages, plus interest computed as provided in Article 6 hereof.

(b) Tenant shall pay Landlord’s cost and expense, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation of the Tenant under this lease, but subject to the provisions of the following sentence or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant. In the event of any litigation or other legal proceeding (e.g., arbitration) between Landlord and Tenant relating to the provisions of this Lease or Tenant’s occupancy of the Premises, the losing party (i.e., based upon a judgment, final beyond appeal) shall, upon demand, reimburse the prevailing party for its reasonable costs of prosecuting and/or defending such proceeding (including, without limitation, reasonable attorneys’ fees), provided however, that with respect to arbitration, the losing party shall only be obligated to reimburse the prevailing party for attorneys’ fees if such fees are awarded by the arbitrator(s).

21.5 Waiver of Redemption. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Tenant specifically waives receipt of a Notice to Quit.

21.6 Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

22.	END OF TERM—ABANDONED PROPERTY

Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises together with all alterations and additions made thereto, broom clean, in good order, repair and condition (except as provided herein and in Section 8.7 and Articles 18 and 20) excepting only ordinary wear and use, damage by fire or other casualty and damage or repairs for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property, including, without limitation, all telecommunication, computer and other cabling installed by or for Tenant in the Premises or elsewhere in the Building, and, to the extent specified by Landlord in writing at the time Landlord approves such installation, all alterations and additions made by Tenant and all partitions wholly within the Premises, and shall repair any damages to the Premises or the Building caused by their installation or by such removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises for more than ten (10) days thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

Any holding over by Tenant or anyone claiming under Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) one hundred fifty percent (150%) of the Yearly Rent and Tax Excess and Operating Costs Excess calculated (on a daily basis) at the highest rate payable under the terms of this Lease, for the first sixty (60) days and two hundred percent (200%) of the same thereafter, or (y) one hundred twenty-five percent (125%) of the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the Term of this Lease.

23.	SUBORDINATION

(a) Subject to any mortgagee’s or ground lessor’s election, as hereinafter provided for, and subject to the requirements of this Section 23, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and to the lien of all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. Landlord represents that to the actual knowledge of Landlord no matter if record prohibits or restricts Tenant’s rights to install signage and to use the Patio as provided in this Lease, but this representation shall not apply to any law, regulation, or order of any governmental authority, whether or not same is a matter of record. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request. Tenant acknowledges that, where any consent of Landlord is required under this Lease, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee, and the failure or refusal of such mortgagee to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval. Notwithstanding anything to the contrary in this Article 23 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument in recordable form and in the commercially reasonable, customary form of such mortgagee, ground lessor, or trustee (“Nondisturbance Agreement”) that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant’s possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be. Tenant shall be responsible for paying any fees or expenses charged by such mortgagee, ground lessor or trustee in connection with such Nondisturbance Agreement. Notwithstanding the foregoing Landlord agrees to use reasonable efforts to obtain subordination, non-disturbance and attornment agreement for Tenant from its current mortgagee in the form attached hereto as Exhibit 10. Tenant agrees that Tenant shall pay any charges (including legal fees) required by any mortgagee as a condition to entering into any such agreement.

(b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request.

(c) [Intentionally Omitted]

(d) The term “mortgage(s)” as used in this Lease shall include any mortgage or deed of trust. The term “mortgagee(s)” as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term “mortgagor(s)” as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

(e) If Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor, then Landlord shall be entitled to send Tenant a second notice requesting such execution and delivery of such certificate or instrument (“Second Notice”), and if Tenant fails to execute and deliver such certificate or instrument within three (3) days after the Second Notice, then Tenant shall pay to Landlord a fee in the amount of Five Hundred and 00/100 Dollars ($500.00) per day for each day beyond the third (3rd) day after the Second Notice that Tenant fails to execute and deliver such certificate or instrument. Such fee shall be in addition to Landlord’s other remedies hereunder.

(f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord’s estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord’s leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its Term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

(g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time (not to exceed ninety (90) days) shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

24.	QUIET ENJOYMENT

Landlord covenants that so long as there is no default of Tenant in existence and continuing beyond the expiration of applicable notice and cure periods, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and, subject to the requirements of Section 23(a) above, the lien of the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to (but provided that such party shall present to Landlord the applicable order entered by a court of competent jurisdiction permitting such entry), such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.	ENTIRE AGREEMENT — WAIVER — SURRENDER

25.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2 Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25.3 Surrender. No act or thing done by Landlord during the Term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises except in connection with the natural expiration of the Term. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

26.	INABILITY TO PERFORM—EXCULPATORY CLAUSE

(a) Except as may be otherwise specifically herein provided, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of Force Majeure, as hereinafter defined. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform. Similarly, except as otherwise specifically herein provided in this Lease, if Tenant is unable to perform any of its covenants or agreements under this Lease other than the payment of rent by reason of Force Majeure, Landlord shall not exercise any remedies in respect of a default arising from such inability until the applicable Force Majeure no longer exists and Tenant has had a reasonable opportunity to cure such default after the event of Force Majeure has ceased. For purposes of this Lease, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction.

(b) Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building of which the Premises are a part and in the undistributed rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like thereof), ever be liable for lost profits of Tenant. Except in the event of a breach by Tenant of its obligations under Article 22, in no event shall Tenant or Tenant’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages (including, without limitation, loss profits) of Landlord.

(c) Landlord shall not be deemed to be in default of its obligations under this Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default provided that Landlord has promptly commenced to cure within such thirty (30) day period and thereafter diligently pursues the same. Except as otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate this Lease nor shall Tenant’s obligation to pay Yearly Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under this Lease.

27.	BILLS AND NOTICES

Any notice, consent, request, bill, demand or statement hereunder by either party to the other party (“Notice”) shall be in writing and shall be deemed to have been duly given when either delivered or served personally, or when delivery is first attempted or refused, provided that such Notice shall be addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the Premises (or at Tenant’s address as stated in Exhibit 1, if delivered or mailed prior to Tenant’s occupancy of the Premises), or if any address for notices shall have been duly changed as hereinafter provided, if addressed as aforesaid to the party at such changed address. Notices shall be delivered by hand, by United States mail (certified, return receipt requested, and prepaid), or by Federal Express or other recognized overnight delivery service which provides a receipt for, or other proof of, delivery (prepaid). Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is a street address within the United States.

All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent. Subject to Tenant’s audit rights under Section 9.7 above, if Tenant has not objected to any statement of additional rent which is rendered by Landlord to Tenant within one hundred eighty (180) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute.

28.	PARTIES BOUND — TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.	MISCELLANEOUS

29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

29.2 Captions, etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intent of any provisions thereof. References to “State” shall mean, where appropriate, the Commonwealth of Massachusetts.

29.3 Broker. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building, with any broker or had its attention called to the Premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated as Landlord’s Broker in Exhibit 1. Landlord shall pay a brokerage commission to Tenant’s Broker and Landlord’s Broker, pursuant to separate agreements between Landlord and Landlord’s Broker and Landlord and Tenant’s Broker.

Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1. Landlord agrees to defend, exonerate and save harmless Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

29.4 Modifications. If in connection with obtaining financing for the Building or Landlord’s interest therein, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

29.5 Arbitration. Any disputes relating to provisions or obligations in this Lease as to which a specific provision or a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified in Section 29.6), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the City or County wherein the Building is situated (or the nearest other city or county having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on

Exhibit 1), and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State or Commonwealth wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Costs Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

29.6 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

29.7 Assignment of Rents. Subject to any contrary terms in any SNDA executed by Tenant and any mortgage holder or ground lessor pursuant to Section 23(a) above, with reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building or Landlord’s interest therein, Tenant agrees:

(a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed Landlord’s obligations thereunder only upon foreclosure of such mortgagee’s mortgage or deed of trust or termination of such ground lessor’s ground lease and the taking of possession of the Premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of Landlord under this Lease.

29.8 Representation of Authority. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. If either Landlord or Tenant is a corporation, the applicable party hereby appoints the signatory whose name appears below on behalf of such party as its attorney-in-fact for the purpose of executing this Lease for and on behalf of such party.

29.9 Expenses Incurred by Landlord Upon Tenant Requests. Except in connection with requests by Tenant to sublet the Premises or assign its interest in this Lease, as to which the review fee set forth in Article 16 shall apply, Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed alterations to be made by Tenant to the Premises and requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under this Lease. The provisions of this Section 29.9 shall not apply to the Landlord’s Work, which is governed by the provisions of Article 4 above.

29.10 Survival.

(a) Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term of this Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant’s obligations under Sections 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the Term of this Lease.

(b) Without limiting any other obligation of Landlord which may survive the expiration or prior termination of the Term of this Lease, all obligations on the part of Landlord to indemnify, defend, or hold Tenant harmless, as set forth in this Lease (including, without limitation, Landlord’s obligations under Sections 2.2, 9.1(e) and 29.3 shall survive the expiration or prior termination of the Term of this Lease.

29.11 Financial Statements. Tenant, within fifteen (15) days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. The foregoing obligation shall be waived during any period of time in which Tenant’s stock is publicly traded on a nationally recognized exchange or such information is available on Tenant’s website.

29.12 Parking.

(a) Number of Passes. During the Term of this Lease, Tenant shall have the right to use, and shall be obligated to pay for, the number of monthly parking passes specified in Exhibit 1 for use in the garage located beneath the Building (“Building Garage”). The Building Garage is sometimes hereinafter referred to as the “Garage.” The passes in the Building Garage are referred to as the “Parking Passes.” The Parking Passes shall be paid for by Tenant at the then current prevailing rate in the Garage, as such rate may vary from time to time. Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the charge for Parking Passes is $250.00 per month, per pass, subject to increase from time to time.

(b) Garage Operator. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Garage (“Garage Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Garage

Operator and pay the Garage Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Garage Operator unless caused by the negligence or willful misconduct of Landlord. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.

(c) No Liability – Garage. Neither Landlord nor any Garage Operator shall be responsible for money, jewelry, vehicles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord or any Garage Operator or their respective agents, contractors, or employees and without limiting the terms of the preceding sentence, neither Landlord nor any Garage Operator shall be liable for any loss, injury or damage to persons using the Garage or vehicles or other property therein, it being agreed that, to the fullest extent permitted by Law, the use of the Garage shall be at the sole risk of Tenant and its employees.

(d) General Provisions. Tenant shall have no right to sublet, assign, or otherwise transfer said Parking Passes, other than in connection with an assignment or sublease permitted or consented to pursuant to Article 16. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Parking Passes. Said Parking Passes will be on an unassigned, non-reserved basis, and shall be subject to the rules and regulations from time to time in force.

(e) Parking Rules and Regulations. Landlord or the Garage Operator shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the Parking Passes and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(f) No Overnight Storage. Tenant shall not store or permit its employees to store any vehicles overnight in the Garage without the prior written consent of the Garage Operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any vehicles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave a vehicle in the Garage overnight, Tenant shall provide Landlord and the Garage Operator with prior notice thereof designating the license plate number and model of such vehicle.

(g) Temporary Closure. Landlord and the Garage Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage; provided, however, if the Garage or any portion thereof such that Tenant is unable to use its Parking Passes is closed for more than one (1) day, Tenant shall receive an abatement of the monthly fee per parking space until the Garage (or portion thereof) is fully operational.

(h) Access Cards. The Garage Operator may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord or the Garage Operator shall provide Tenant with one card or key for each Parking Pass that Tenant is entitled to hereunder, provided that Landlord or the Garage Operator shall have the right to require Tenant or its employees to place a reasonable deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

(i) Bicycles. Landlord agrees that it, or the Garage Operator, shall at all times during the Term provide bicycle storage racks in the Garage for the non-exclusive use of Tenant and its employees, subject to reasonable rules and regulations therefor provided to Tenant from time to time.

29.13 Anti-Terrorism Representations. Tenant represents and warrants to Landlord that:

(a) Tenant is not, and shall not during the Term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); and

(b) To the best of Tenant’s knowledge, Tenant is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises; and

(c) Tenant will not in the future during the Term of this Lease knowingly engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises.

Landlord represents and warrants to Tenant that:

(a) Landlord is not, and shall not during the Term of this Lease become, a person or entity with whom Tenant is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); and

(d) To the best of Landlord’s knowledge Landlord is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises; and

(e) Landlord will not in the future during the Term of this Lease knowingly engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises.

29.14 Waiver of Trial by Jury. Landlord and Tenant hereby waives any right to trial by jury in any action, proceeding or brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

29.15 No Offset. Except as may be otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or warranties or promises under this Lease, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same in the time periods set forth herein. Further, except as expressly provided in this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable, but shall look solely to Landlord for satisfaction of such claim.

29.16 Tenant’s Option to Extend the Term of the Lease.

(a) On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that as of the time of option exercise and as of the commencement of the hereinafter described additional term, (i) Tenant is not in default of its covenants and obligations under the Lease, continuing beyond the expiration of any applicable notice, grace and cure period and (ii) Tenant has not assigned this Lease or sublet more than twenty-five percent (25%) of the Premises (except to a Permitted Assignee or Affiliated Entity), Tenant shall have the option (“Extension Option”) to extend the Term of this Lease for one (1) additional period of five (5) years, such additional term commencing as of the expiration of the initial Term of the Lease (“Extension Term”). Tenant may exercise its Extension Option by giving Landlord written notice (“Extension Notice”) not earlier than fifteen (15) months and not later than twelve (12) months prior to the Expiration Date of the initial Term of the Lease. Upon the timely giving of the Extension Notice, the Term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease. If Tenant fails to timely give the Extension Notice, as aforesaid, Tenant shall have no further right to extend the Term of this Lease, time being of the essence of this Section 29.16.

(b) The Yearly Rent during the Extension Term shall be based upon the Fair Market Rental Value, as defined in and determined pursuant to Subparagraph (e) of this Section 29.16, as of the commencement of the Extension Term, of the Premises then demised to Tenant.

(c) Tenant shall have no further option to extend the Term of the Lease other than the Extension Term.

(d) Notwithstanding the fact that Tenant’s exercise of the Extension Option shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting the Extension Term after Tenant exercises the Extension Option, except that, if has not yet been determined, the Yearly Rent payable in respect of the Extension Term may not be set forth in said amendment. In such event, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 29.16, unless otherwise specifically provided in such lease amendment.

(e) (i) “Fair Market Rental Value” shall be computed as of the commencement of the Extension Term at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases or agreements to lease (including letters of intent, if executed by both Landlord and Tenant) then currently being executed in comparable space located in the Building, or in comparable first-class office buildings located in East Cambridge, Massachusetts. In determining Fair Market Rental Value, all relevant factors shall be considered.

(ii) Dispute as to Fair Market Rental Value

Landlord shall initially designate Fair Market Rental Value by notice to Tenant thereof given at least eleven (11) months before the Expiration Date. If Tenant disagrees with Landlord’s designation of a Fair Market Rental Value, the parties shall negotiate in good faith for thirty (30) days after Landlord’s initial designation (“Negotiation Period”) to reach agreement on the Fair Market Rental Value. If the parties have not reached agreement on the Fair Market Rental Value by the end of the Negotiation Period, then the Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) business days following the expiration of the Negotiation Period and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the Boston office of the American Arbitration Association (or such organization as may succeed to said American Arbitration Association) and request him/her to select an impartial third arbitrator, who shall be a real estate broker dealing with like types of properties, with a minimum of ten (10) years’ experience in office leasing in Cambridge, Massachusetts, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. If either party fails to designate its chosen broker within ten (10) business days following the expiration of the Negotiation Period, which failure continues for five (5) business days after written notice thereof, the other party’s broker shall determine Fair Market Rental Value acting alone. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrator(s) shall be binding and conclusive, and judgment upon the award or decision of the arbitrator(s) may be entered in the appropriate court of law (as identified on Exhibit 1 ); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the Premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

29.17 Tenant’s Right of First Offer.

On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that as of the time of option exercise and as of the commencement of the hereinafter described additional term, (i) Tenant is not in default under the Lease beyond any applicable notice, grace and cure periods, (ii) not more than twenty-five percent (25%) of the Premises is sublet, other than to a Permitted Assignee or an Affiliated Entity, (iii) the Lease has not been assigned other than to a Permitted Assignee or an Affiliated Entity and (iv) the RFO Premises, as hereinafter defined, is intended for the exclusive use of Tenant or any Permitted Assignee or an Affiliated Entity during the Term, Tenant shall have the following one time right (“Right of First Offer”) to lease the RFO Premises, as hereinafter defined, when the RFO Premises become available for lease to Tenant, as hereinafter defined. Notwithstanding the foregoing, Tenant shall have no right to exercise its Right of First Offer if less than twenty-four (24) months remain in the Term of the Lease, unless (i) Tenant has not yet exercised the Extension Option, (ii) the Extension Option has not lapsed unexercised, and (iii) simultaneously with giving an RFO Exercise Notice (as hereinafter defined), Tenant timely and properly exercises the Extension Option as set forth in Section 29.16 above (and, in such event, the prohibition set forth in Section 29.16 above, on giving the Extension Notice more than fifteen (15) months before the Expiration Date of the initial Term shall be waived, if necessary). In any case where Tenant has no right to exercise its Right of First Offer (that is, during the last twenty-four (24) months of the Term of the Lease if Tenant does not have any remaining right to exercise the Extension Option, or if the aforesaid conditions are not met), Landlord shall not be obligated to deliver Landlord’s RFO Notice (as hereinafter defined) to Tenant.

(a) Definition of RFO Premises

“RFO Premises” shall be defined as any area on the third (3 rd ) or fourth (4 th ) floor of the Building, when such area becomes available for lease to Tenant, as hereinafter defined, during the Term of this Lease. For the purposes of this Section 29.17, an RFO Premises shall be deemed to be “available for lease to Tenant” if, during the Term of this Lease, Landlord, in its reasonable judgment, determines that such area will become available for leasing to Tenant (i.e. when Landlord determines that the then occupant of the RFO Premises will vacate the RFO Premises and that the holder(s) of any superior rights to the RFO Premises will not exercise such rights, and when Landlord intends to offer such area for lease). Tenant acknowledges that the portion of the RFO Premises located on the third floor of the Building (the “Third Floor RFO Premises”) are currently vacant. Notwithstanding anything to the contrary herein contained, Tenant’s right of first offer shall not apply to the Third Floor RFO Premises until Landlord has leased all or a portion of the Third Floor RFO Premises to a third party and thereafter the Third Floor RFO Premises or such portion thereof that has been so leased once again become “available for lease”; provided, however, if any portion of the Third Floor RFO Premises is not subject to an executed lease by the first (1 st ) anniversary of the Rent Commencement Date, then the portion of the Third Floor RFO Premises not so leased shall thereafter be deemed “available for lease” if the other conditions thereto are met. In no event shall Landlord offer RFO Premises to Tenant more than two (2) years prior to the date such RFO Premises will be available for occupancy by Tenant.

(b) Exercise of Right to Lease RFO Premises

Landlord shall give Tenant written notice (“Landlord’s RFO Notice”) at the time that Landlord determines, as aforesaid, that an RFO Premises will become available for lease to Tenant. Landlord’s RFO Notice shall set forth the location and size of the RFO Premises, Landlord’s designation of the Fair Market Rental Value (as defined in Subparagraph (e) of Section 29.16 above, but ignoring all references to “renewal”) applicable to the RFO Premises and the RFO Premises Commencement Date. Tenant shall have the right, exercisable upon written notice given to Landlord within ten (10) business days after the receipt of Landlord’s RFO Notice, to either: (i) lease the RFO Premises at the Fair Market Rental Value set forth in Landlord’s RFO Notice (“RFO Exercise Notice”), or (ii) lease the RFO Premises but provide Landlord with a counteroffer of Landlord’s designation of Fair Market Rental Value (“Tenant’s Objection Notice”). If Tenant timely and properly provides an RFO Exercise Notice, Tenant shall lease the RFO Premises and the Fair

Market Rental Value shall be as set forth in Landlord’s RFO Notice. If Tenant timely and properly provides Tenant’s Objection Notice, then Tenant shall lease the RFO Premises, and the Fair Market Rental Value shall be determined as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. Each arbitrator shall be a broker affiliated with a major Boston commercial real estate brokerage firm and each arbitrator shall have at least ten (10) years’ experience dealing in properties of a nature and type generally similar to the Building located in East Cambridge, Massachusetts. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) business days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston office of the American Arbitration Association (or such organization as may succeed to said American Arbitration Association) and request him to select an impartial third arbitrator, having the qualifications set forth above, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the Premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant. If Tenant does not timely and properly provide either an RFO Exercise Notice or Tenant’s Objection Notice, time being of the essence, then Tenant shall have no further right to lease all or any portion of the RFO Premises that were the subject of Landlord’s RFO Notice, but shall continue to have rights other RFO Premises, if any, which have not yet been offered to Tenant pursuant to this Section 29.17. Notwithstanding the foregoing if the RFO Premises that were the subject of Landlord’s RFO Notice shall not be leased (which term shall include a letter of intent that results in a lease) by the date that is one (1) year after the deadline for Tenant to have given a RFO Exercise Notice or Tenant’s Objection Notice with respect to such Landlord’s RFO Notice, then Tenant’s Right of First Offer hereunder shall again apply to such RFO Premises.

(c) Lease Provisions Applying to RFO Premises

The leasing to Tenant of the RFO Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

(1) RFO Premises Commencement Date

The RFO Premises Commencement Date shall be the later of: (x) the RFO Premises Commencement Date as set forth in Landlord’s RFO Notice, or (y) the date that Landlord delivers the RFO Premises to Tenant in the condition set forth in subparagraph (d) below.

(2) Expiration Date

The Expiration Date in respect of the RFO Premises shall be the Expiration Date of the Lease.

(3) Yearly Rent

The Yearly Rent rental rate in respect of the RFO Premises shall be based upon the Fair Market Rental Value determined as set forth above.

(d) Condition of RFO Premises

Tenant shall take the RFO Premises “as-is” in its then (i.e. as of the date of delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare the RFO Premises for Tenant’s occupancy, unless otherwise set forth in Landlord’s RFO Notice, but broom clean and free of Hazardous Materials (or with same encapsulated in accordance with applicable Environmental Laws) in any event. The foregoing shall not operate to exclude or waive any improvement allowances, rent abatement, free rent or other concessions determined to be part of the Fair Market Rental Value.

(e) Termination of Right of First Offer

The rights of Tenant hereunder with respect to an RFO Premises shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the ten (10) business day period provided in Section 29.17(b) above; and (iii) the date Landlord otherwise would have provided Landlord’s RFO Notice to Tenant, if one or more of the requirements set forth in the first paragraph of this Section 29.17 is not met on the date Landlord otherwise would have provided Landlord’s RFO Notice to Tenant.

(f) Subordination. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to any rights that Landlord may grant to the holder of the tenant’s interest under the lease Landlord is currently negotiating with Symantec Corporation. During such period of time that Landlord or its affiliates shall own One Canal and/or Ten Canal, as the case may be, at Tenant’s request, Landlord shall provide, to the best of its knowledge, information on any office space available at One Canal or Ten Canal (or whichever of such buildings shall be owned by Landlord or its affiliates at the time of the request), which information shall include the square footage of any such available space in either such building that Landlord is aware will be available during the twelve (12) month period after such notification.

(g) Execution of Lease Amendments

Notwithstanding the fact that Tenant’s exercise of the above-described option to lease the RFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the RFO Premises. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment.

29.18 Emergency Generator.

(a) Tenant, subject to Landlord’s review and approval of Tenant’s plans therefor, shall have the right to install a supplemental generator (the “Generator” which term shall include associated power and fuel lines), to provide emergency additional electrical capacity to the Premises during the Term, in an electrical capacity to be reasonably approved by Landlord. Tenant’s plans for the Generator shall include a secondary containment system to protect against and contain any release of hazardous materials. The Generator shall be placed in an area (the “Generator Area”) measuring approximately 20’ x 20’ to be designated by Landlord on the roof and, with respect to such associated power and fuel lines, in such conduits or other areas as Landlord shall designate. Notwithstanding the foregoing, Tenant’s right to install the Generator shall be subject to Landlord’s approval of the manner in which the Generator is installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary 2 hour rated enclosures or sound installation. Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of the Generator and to minimize any adverse effect that the installation of the Generator may have on the appearance of the Building and the Property. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Generator. Tenant shall not install or operate the Generator until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Generator. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator.

(b) Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator shall in no way damage any portion of the Building or the Generator Area. To the maximum extent permitted by law, the Generator and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and, except in connection with Landlord’s gross negligence or willful misconduct, Landlord shall have no liability to Tenant if the Generator or any appurtenances installations are damaged for any reason. Subject to the waiver of subrogation provision of this Lease, Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Generator and, in accordance with the terms of Article 15 hereof, to indemnify, defend and hold Landlord harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord in connection with the installation, maintenance, operation or removal of the Generator, including, without limitation, any environmental and hazardous materials claims. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that the installation and use of the Generator and appurtenances shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Generator and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

(c) Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the date Tenant installs the

Generator, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord’s prior written consent in accordance with the standards for Alterations in this Lease. Tenant agrees to maintain the Generator, including without limitation, any enclosure installed around the Generator in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator so as to keep such enclosure in good condition.

(d) Tenant, upon prior notice to Landlord and subject to the rules and regulations enacted by Landlord, shall have access to the Generator and its surrounding area for the purpose of installing, repairing, maintaining and removing said Generator.

(e) Tenant shall only test the Generator before or after Business Hours and at a time mutually agreed to in writing by Landlord and Tenant in advance. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator and the Generator and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant in the Premises.

(f) Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area.

(g) Tenant shall have no right to sublet the Generator Area or to assign its interest in the Generator Area hereunder, unless such assignment or sublease is in connection with the assignment of Tenant’s interest under the Lease or a sublease of the Premises.

29.19 Roof Area.

(a) Tenant shall have the right to use the Roof Area, as hereinafter defined, to install supplemental HVAC systems, cell tower boosters, high frequency wireless local area network equipment, local exhaust equipment, and/or a communication satellite dish or antenna (“Equipment”) for a period commencing as of the date that Tenant installs any of the Equipment in the Roof Area (“Roof Area Commencement Date”) and terminating as of the expiration or earlier termination of the Term of the Lease. The “Roof Area” shall be an area on the roof of the Building designated by Landlord. Tenant shall be permitted to use the Roof Area solely for installation of the Equipment. Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building. The Equipment and any replacement shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. Tenant’s use of the Roof Area shall be upon all of the conditions of the Lease, except as follows:

(b) Tenant shall have no obligation to pay Yearly Rent, Tax Excess or Operating Expense Excess in respect of the Roof Area.

(c) Landlord shall have no obligation to provide any services to the Roof Area.

(d) Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements to the Roof Area or to the Equipment without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay.

(e) Tenant shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord. Landlord shall provide Tenant with twenty-four (24) hour access to the Roof Area, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Roof Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Roof Area. Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Equipment to be installed and evidence of Landlord’s approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Roof Area.

(f) At the expiration or prior termination of Tenant’s right to use the Roof Area, Tenant shall remove all Installations (including, without limitation, the Equipment) from the Roof Area and any associated cables, etc., elsewhere in the Building.

(g) Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any Equipment.

(h) Tenant shall have no right to sublet the Roof Area.

(i) No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to benefit from the services provided by the Equipment other than Tenant, Tenant’s Affiliates, assignees, subtenants and permitted occupants and their respective agents, employees and invitees.

(j) In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, at Tenant’s cost, remove the Equipment until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant’s use of the Equipment in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant’s use of the Equipment.

(k) Any services required by Tenant in connection with Tenant’s use of the Roof Area or the Equipment shall be installed by Tenant, at Tenant’s expense, subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed.

(l) To the maximum extent permitted by law, all Equipment in the Roof Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Equipment is damaged for any reason.

(m) Tenant shall take the Roof Area “as-is” in the condition in which the Roof Area is in as of the Roof Area Commencement Date. Landlord makes no warranties or representations to Tenant as to the suitability of the Roof Area for the installation and operation of the Equipment. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Roof Area without Landlord’s prior written consent, not to be unreasonably withheld.

(n) Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Roof Area and the Equipment.

(o) Landlord shall have the right, upon sixty (60) days’ notice to Tenant, to require Tenant to relocate the Roof Area to another area (“Relocated Rooftop Area”) on the roof of the Building suitable for the use of the Equipment. In such event, Tenant shall on or before the sixtieth (60 th ) day after Landlord gives such notice, relocate all of its Equipment from the Roof Area to the Relocated Rooftop Area. Any relocations of the Roof Area shall be at Landlord’s cost and expense.

(p) In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Equipment in any portion of the Roof Area until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed, of Tenant’s plans and specifications for the placement and installation of the Equipment in the Roof Area, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Equipment. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant’s plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant’s intended placement or method of installation or operation of the Equipment (i) may subject other licensees, tenants or occupants of the Building, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Equipment, if any, or (iii) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Equipment.

(q) In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Roof Area, Tenant shall, to the maximum extent permitted by law and subject to the provisions of Article 19 above, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from the negligence or willful misconduct of Tenant, its agents, employees or contractors in connection with Tenant’s use of the Roof Area.

(r) Landlord shall have the right to designate or identify the Equipment with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Equipment.

29.20 Dog Friendly Premises.

Notwithstanding anything to the contrary contained elsewhere in the Lease, provided that Tenant itself and/or Permitted Transferees and Affiliated Entities are leasing the equivalent square footage of one full floor in the Building, Tenant shall be permitted to bring fully domesticated and trained dogs, kept by the Tenant’s employees as pets into the Premises, on the following terms and conditions (the “Dog Rules and Regulations”).

(a) Tenant must submit its application(s) for each dog via Landlord’s designated tenant work order request system. Landlord requires property management’s in person pre-screening of all dogs prior to application approval.

(b) Tenant’s employee must submit to Landlord copies of the dog’s current license and vaccinations upon application.

(c) Tenant (i) must maintain company liability insurance reasonably acceptable to Landlord against dog incidents and provide Landlord with evidence of such coverage, and (ii) takes full responsibility for the management of its permitted dogs and issues that arise within its premises and the Building related to the dogs it permits. Such incidents may include, but are not limited to co-employee issues, co-tenant complaints, and guest concerns, dog interactions with other dogs, additional maintenance, and dog behavior. Tenant agrees that Landlord shall have no responsibility or liability whatsoever for any loss, damage, or injury whatsoever caused by any such dogs, and Tenant shall indemnify, defend and hold Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord in connection with any such dogs.

(d) Any Tenant desiring to permit dogs will be responsible for all dog related housekeeping and maintenance expenses determined as necessary by Landlord and incurred by Landlord in the maintenance of Tenant’s premises beyond building standard contract services.

(e) This right is limited to three (3) dogs on the First Floor Premises and up to five (5) dogs on the Second Floor Premises at any one time.

(f) Access to and egress from the Building and tenant premises shall be as follows:

(i)	Enter or exit the Building using only the service entrance next to the Building loading dock using an approved access device.
(ii)	Access or exit the elevator bank using only the service corridor utilizing an approved access device.
(iii)

Access and exit the Second Floor Premises only via the Service Elevator designated specifically for dog accessibility or via the internal staircase between the First Floor Premises and the Second Floor Premises.

(iv)	Access or depart Tenant’s Premises without entering any other areas of the Building such as common area restrooms or stairwells, or other, except as set forth in clauses (i)-(iii) above.

(g) Dogs are not permitted on passenger elevators, in restrooms, fire stairwells (except in an emergency), bicycle room, the conference facility, the locker rooms, the main lobby, or in any Building public or common space existing currently or designated as such by Landlord in the future, except the areas designated in clauses (i)-(iii) above.

(h) Dogs are not permitted in the landscaped areas adjacent to the property and cannot be in the vicinity of either the Canal Street or First Street entrances to the building lobby.

(i) Landlord reserves the right, from time to time, to ban certain breeds of dogs, at its sole discretion, and to modify the Dog Rules & Regulations as it deems necessary.

(j) Any violation of these rules shall entitle Landlord to disallow any and all dogs in the Premises thereafter by notice to Tenant thereof. If Tenant continues to bring dogs into the Building after receiving such notice from Landlord, then such action shall constitute a default under the Lease.

(k) The rights of Tenant under this Section 29.20 are personal to HubSpot, Inc. and any Permitted Assignee, and may not be exercised by any other tenant, subtenant, licensee, or other occupant of the Premises or any portion thereof.

Additional restrictions:

•	Dogs in excess of 40 pounds, taller than 24 inches (or otherwise, in the reasonable discretion of Landlord or its property manager), and not “house broken” are prohibited from the Building.
•	Any observed aggressive behavior, such as growling, barking, chasing, nipping or biting will result in the dog being permanently removed from the Building.
•	Any dog with excessive odors or perceived to be unhealthy, unclean, infested with fleas/ticks/other, or not adequately groomed, will not be permitted into the Building.
•	All dogs must be attended at all times; must always be on a leash when outside the Premises as access and exit occurs and while on the exterior property of Landlord.
•	Tenants are required to clean up after their dogs whether in any designated dog relief area, or on sidewalks and streets, pursuant to any applicable City of Cambridge ordinance.
•

Any dog “accidents” or failure of Tenant to clean up after its permitted dogs will result in any offending dog being banned permanently from the Building. Additionally, “puppy pads” or similar indoor relief treatments and measures are strictly prohibited.

•	Tenants shall be responsible for the cost of all cleaning, pest control (e.g. treatment for ticks and fleas), and all other items associated with their dogs, which costs shall be Additional Rent.

29.21 Soda Fountain.

Tenant shall have the right to install one (1) or more soda fountains in the Premises in accordance with the provisions of Article 12 above, and Tenant will not be required to remove such soda fountains at the end of the Term.

29.22 Exterior Patio Space.

Tenant shall have the exclusive right to use the so-called patio area located adjacent to the First Floor Premises shown on Exhibit 8 attached hereto ( “Patio” ), subject to Landlord’s reasonable rules and regulations with respect thereto in effect from time to time and to the terms and conditions set forth below. Use of the Patio in shall be without charge to Tenant, but Landlord may pass through to Tenant its actual costs incurred due to Tenant’s exclusive use of the Patio (such as excess cleaning costs). Tenant shall have the right to section off the Patio, in a first-class manner and subject to Landlord’s reasonable approval, from the rest of the Building and to prevent other tenants in the Building from using the Patio during the Term. Tenant shall have the right to install electrical outlets in the Patio subject to the provisions of Articles 12 and 13 above.

Tenant shall keep the Patio neat and free of trash, and Tenant shall be responsible for all non-structural maintenance and repairs to the Patio. Landlord shall have no obligation to provide any services to the Patio. To the extent applicable, all provisions of this Lease shall apply to Tenant’s use of the Patio, provided that Tenant shall not be required to pay Base Rent or Additional Rent on account of Operating Expenses and Taxes with respect to the Patio, and Landlord shall not be required to provide any services to the Patio. In no event shall the square footage of the Patio be included in the Rentable Area of the Premises. Tenant’s right granted herein to use the Patio is neither transferable nor assignable except in connection with a permitted assignment of the Lease or permitted sublet of the Premises. In no event shall any smoking be permitted on the Patio. Tenant may install heaters on the patio, provided, however, that such heaters must be removed by Tenant and stored by Tenant when such heaters are not in use.

Tenant’s lease of the Patio shall be upon all of the terms and conditions set forth in the Lease applicable to the Premises, except to the extent inconsistent with the terms of this Section 29.22.

Tenant shall take the Patio “as-is,” in the condition in which the Patio is in as of the date hereof, without any obligation on the part of Landlord to provide any leasehold improvements to the Patio and without any representation or warranty by Landlord to Tenant as to the condition of the Patio or the Building.

Tenant may, at its sole cost and expense, place furniture (the “Furniture) in the Patio, provided that (A) the Furniture is of a first-class standard of quality and appearance consistent with the design and construction of the Building; (B) the Furniture shall not be used or placed in the Patio until (1) its design, size, color and position are first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed, and (2) its method of attachment or installation is first approved by Landlord in writing, which approval may be withheld in Landlord’s reasonable discretion; (C) Tenant shall be solely responsible for stacking and securing the Furniture when not in use and for removing the Furniture from the Patio and storing same within the Premises during the offseason determined by Tenant and reasonably approved by Landlord; and (D) Tenant shall be solely responsible for any destruction, damage, theft or vandalism of, or to, the Furniture. Tenant hereby covenants and agrees that it shall not: (x) erect or place any canopy or other enclosure or covering on the Patio; or (y) permit any music or other similar sounds to be heard in the Patio without Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to play music after business hours and during social events, provided that such music does not disturb or interfere with the rights of other tenants in the Building and provided that such music is not in violation of applicable City of Cambridge noise ordinance or materially interferes with other tenants’ use, occupancy or quiet enjoyment of the Premises.

The rights of Tenant under this Section 29.22 are personal to HubSpot, Inc. and any Permitted Assignee (and any affiliates or permitted occupants), and may not be exercised by any other tenant, subtenant, licensee, or other occupant of the Premises or any portion thereof

Prior to the expiration of the Term of the Lease or within two (2) business days after any earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove the Furniture from the Patio and restore the Patio to its condition prior to Tenant’s use thereof, ordinary wear and tear excepted. If Tenant fails to do so, then Landlord may remove the Furniture and restore the Patio, and Tenant shall reimburse Landlord for the cost of such removal and restoration immediately upon demand.

IN WITNESS WHEREOF the parties hereto have executed this Deed of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:		TENANT:

BCSP CAMBRIDGE TWO PROPERTY LLC, a Delaware limited liability company		HUBSPOT, INC., a Delaware corporation

By:	/s/ Philip J. Brannigan, Jr.	By:	/s/ John P. Kelleher
Name:	Philip J. Brannigan, Jr.	Name:	John P. Kelleher
Title:	Managing Director	Title:	Secretary & General Counsel
Hereunto Duly Authorized

EXHIBIT 2, SHEET 1

LEASE PLAN, FIRST FLOOR PREMISES

Exhibit 2, Sheet 1

EXHIBIT 2, SHEET 2

LEASE PLAN, SECOND FLOOR PREMISES

Exhibit 2, Sheet 2

EXHIBIT 3

INSURANCE PROVISIONS

1.	TENANT INSURANCE
A.

Tenant shall procure, maintain and pay for, from a company or companies lawfully authorized to do business in the jurisdiction in which the Building is located having a rating of A-VIII or better by AM Best and otherwise reasonably acceptable to Landlord, the following types of insurance as will protect the Tenant and Landlord against claims which may be claimed to have occurred from and after the time Tenant and/or its contractors first enter the Premises and continuing through the expiration of the Term of this Lease or, if later, the last day that Tenant or anyone claiming by, through or under Tenant is in occupancy of all or a portion of the Premises:

(i)	Commercial General Liability Insurance, as hereinafter defined, with the following minimum limits:
(a)	$1,000,000 Each Occurrence;
(b)	$2,000,000 General Aggregate
(c)	$1,000,000 Personal and Advertising Injury; and
(d)	$2,000,000 Products-Completed Operations Aggregate.
(ii)	Umbrella/Excess Liability Insurance, as hereinafter defined, with a per occurrence and annual aggregate limit of $4,000,000 per location (“Umbrella Limit”).
(iii)

Property Insurance, as hereinafter defined, insuring Tenant’s personal property and trade fixtures in and about the Premises and the Later Alterations (as defined in Article 18) in an amount equal to one hundred percent (100%) replacement cost value.

(iv)	Terrorism coverage, where commercially available, is recommended.
B.

In no event shall Landlord be responsible for Tenant’s business interruption exposure or loss which shall be the Tenant’s sole responsibility. The foregoing shall not, however, affect any provisions for rent abatement which are specifically set forth in the Lease.

C.

All insurance required of Tenant (and Tenant’s contractors) shall be primary and non-contributory and maintained under valid and enforceable policies, for the full limits and coverage terms required herein. To the extent such a provision is then available from Tenant’s insurer, such insurance shall provide that it shall not be canceled or the coverages be changed or reduced below the minimum amounts and coverages required under this Lease without at least thirty (30) days’ (10 days’ in the event of cancellation for nonpayment of premium) prior written notice to Landlord, and in any event, Tenant shall provide Landlord with at least thirty (30) days’ prior written notice of any such cancellation or reduction in the amounts or types of such insurance below the minimum amounts and coverages required under this Lease. On or before the time Tenant and/or its contractors enter the Premises in accordance with Articles 4 and 12 of this Lease and thereafter not less than ten (10) days prior to the expiration date of each expiring policy, certificates of insurance evidencing insurance coverage required herein together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord, and certificates as aforesaid of such policies shall, upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

D.	Landlord may require, from time to time additional insurance coverages and limits as may be reasonable and customary for similar first-class office buildings in the Cambridge, Massachusetts.
E.

In the event Tenant subleases all or any part of the Premises, Tenant shall require its subtenant(s) to also carry and maintain the same insurance coverage terms and limits as required herein of Tenant.

F.

Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

2.	TENANT CONTRACTOR INSURANCE
A.	Tenant shall cause contractors employed by Tenant to carry:
(i)	Worker’s Compensation Insurance in compliance with statutory requirements, and Employer’s Liability Insurance, as hereinafter defined,
(ii)	Automobile Liability Insurance, and
(iii)

Commercial General Liability and Umbrella Liability Insurance covering such contractors on or about the Premises in the amount stated in Section 1.A. above or in such other reasonable amount as Landlord shall require.

Exhibit 3 - 1

B.

Tenant shall submit, or shall cause such contractors employed by Tenant to submit, certificates evidencing such coverage to Landlord prior to the commencement of any Alterations in or to the Premises and at least 15 days prior to any policy renewals.

C.

All insurance carried by Tenant’s Contractors shall be primary and non-contributory and Tenant shall cause each of Tenant’s contractors to require and maintain the foregoing insurance requirements of its subcontractors and sub-sub contractors at all tiers.

3.	LANDLORD INSURANCE

During the entire Term of this Lease, and adjusting insurance coverages to reflect current values from time to time, Landlord shall keep the Building (excluding Later Alterations, as defined in Article 18, and any personal property or trade fixtures belonging to Tenant or those claiming by, through or under Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value above foundation walls.

Landlord shall maintain Liability insurance with a limit of $5,000,000 per occurrence and in the aggregate and such coverage may be achieved by a combination of CGL and Umbrella liability policies.

Landlord shall maintain or cause to be maintained Garage keepers Legal Liability coverage with limits that are reasonable and customary for similar properties and exposures in the same geographic region.

If and to the extent Landlord or Landlord’s property manager has any employees, Landlord shall maintain or cause its property manager to maintain statutory workers’ compensation insurance and employer’s liability insurance in a commercially reasonable amount determined by Landlord.

4.	DEFINITIONS
A.

Commercial General Liability Insurance: commercial general liability insurance including coverage for bodily injury (inclusive of but not limited to coverage for death, and mental anguish), property damage, premises operations, personal & advertising injury, independent contractors, products and completed operations, and contractual liability coverages Such policy shall provide coverage on an occurrence form and be endorsed to have the General Aggregate set forth above apply on a per location basis, and the deductibles and/or self-insured retentions thereunder shall be commercially reasonable. The Contractual General Liability Insurance shall include coverage sufficient to meet Tenant’s indemnity obligations in this Lease to the extent they are insurable. Landlord, Landlord’s managing agent any other parties requested by Landlord from time to time in writing shall each be added as an additional insured (using form CG2010(11/85) or equivalent, or another form reasonably approved by Landlord in writing) on a primary non-contributory basis on the Commercial General Liability Insurance policy.

B.

Umbrella/Excess Liability Insurance: umbrella/excess liability insurance on a follow form basis with a per occurrence and annual aggregate limit of the Umbrella Limit set forth above per location. Coverage shall be excess of Commercial General Liability Insurance (including products and completed operations coverage), Automobile Liability Insurance (if applicable) and Employer’s Liability Insurance (if applicable) with coverage being concurrent with and not more restrictive than the underlying insurance policies and shall include the same additional insured provisions as the Commercial General Liability Insurance, and the deductibles and/or self-insured retentions thereunder shall be commercially reasonable.

C.

Property Insurance: property insurance against loss or damage caused by any peril covered under an all risk insurance policy or its equivalent. The Property Insurance policy shall include coverage for business interruption including extra expense to insure Tenant’s ongoing business operations at Premises should the Tenant be unable to continue operations due to an insurable event. Tenant is also responsible for any and all boiler & machinery/machinery and equipment insurance relating to its own equipment, and such Property Insurance shall include such coverage. The deductibles and/or self-insured retentions under such Property Insurance shall be commercially reasonable. The proceeds of such Property Insurance shall first be used for the replacement or restoration of such personal property or trade fixtures and the Later Alterations until such restoration or replacement is complete and then to mitigate business interruption loss and extra expense. Such insurance shall include waivers of subrogation (as included in Article 19).

D.

Employer’s Liability Insurance: employer’s liability insurance in the amount of $500,000 each accident for bodily injury by accident, $500,000 each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease, or such other amount as may be required by the Umbrella/Excess Liability Insurance to effect umbrella coverage.

Exhibit 3 - 2

EXHIBIT 4

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and if the Premises are situated on the ground floor of the Building, the tenant thereof shall, at said tenant’s own expense, keep the sidewalks and curb directly in front of said Premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such a manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. Drapes installed by the tenant for their use must be cleaned by the tenant. Landlord shall have the right to require Tenant to remove, in Landlord’s reasonable discretion, any items placed on the windowsills of the Premises that are visible from outside of the Building.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by tenant on any part of the outside or inside of the Premises or Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6. There shall be no marking, painting, drilling into or in any way defacing any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

7. No bicycles, vehicles or animals, birds or pets of any kind (other than animals providing assistance to persons with disabilities) shall be brought into or kept in or about the Premises, and no cooking shall cause or permit any unusual or objectionable odors to be produced upon or emanate from the Premises.

8. The Premises shall not be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Premises.

11. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during Business Hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys to stores, offices, storage, and toilet rooms either furnished to or otherwise procured by such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its Agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or this Lease of which these Rules and Regulations are a part.

13. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

Exhibit 4 - 1

14. Any person employed by any tenant to do janitorial work within the Premises must obtain Landlord’s consent and such person shall, while in the Building and outside of said Premises, comply with all instructions issued by the Superintendent of the Building. No tenant shall engage or pay any employees on the Premises, except those actually working for such tenant on said Premises.

15. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or watchman on duty. Landlord may at his option require all persons without access cards who are admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Saturday, Sundays and legal holidays to register. Each tenant shall be responsible for all persons for whom it authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts of such persons.

16. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

17. Each tenant, before closing and leaving the premises at any time, shall see that all windows are closed and all lights turned off.

18. The requirements of tenant will be attended to only upon application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building.

19. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

20. Only hand trucks equipped with rubber tires and side guards may be used in the Building.

21. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. Where tenant elects not to provide removable plates in their carpet for access into the underfloor duct system, it shall be the tenant’s responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.

22. Mats, trash or other objects shall not be placed in the public corridors.

23. Landlord does not maintain or clean suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord will arrange for the work to be done at the tenant’s expense.

24. Landlord will furnish and install light bulbs for the building standard fluorescent or incandescent fixtures only. For special fixtures, the tenant will stock his own bulbs, which will be installed by Landlord when so requested by the tenant.

25. Tenant shall comply with all workplace smoking Laws. There shall be no smoking in bathrooms, elevator lobbies, elevators, and other common areas, or anywhere in the Building or the Garage or within the no-smoking zones outside the Building as designated by Landlord, from time to time (Tenant acknowledging that the entire Building is smoke-free).

26. Each tenant shall handle its newspapers and “office paper” in the manner required by applicable law and shall conform with any recycling plan instituted by Landlord.

27. Prior to serving alcoholic beverages in the Premises, Tenant shall obtain from Landlord a copy of Landlord’s then-current policies regarding alcoholic beverages, and shall comply therewith (including, without limitation, compliance with the insurance requirements set forth therein).

28. Violation of these rules and regulations, or any amendments thereto, shall be a default under this Lease, entitling Landlord to all remedies therefor.

29. Landlord may upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized Agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

30. In the event of any conflict between any provisions in this Lease and these rules and regulations, the provisions set forth in this Lease shall control.

Exhibit 4 - 2

EXHIBIT 5

FORM OF COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease by and between [[Landlord name]] , a             , Landlord, and             , a             , Tenant, and dated             .

Landlord and Tenant hereby confirm and agree that:

1. The Commencement Date under this Lease is             .

2. The Rent Commencement Date under this Lease is             .

3. The Expiration Date under this Lease is             .

4. With respect to the initial build-out of the Premises, Tenant shall be required to remove the following items at the expiration or earlier termination of the Lease: all telecommunication, computer, and other cabling installed by or for Tenant in the Premises or elsewhere in the Building, and             . Tenant’s obligations to remove any further Alterations to the Premises shall be governed by the provisions of the Lease, including, without limitation, Articles 12 and 22 thereof.

This Commencement Date Agreement is executed as of             , 201    .

LANDLORD:

,
a

By:
Name:
Title:

TENANT:

,
a

By:
Name:
Title:
Hereunto Duly Authorized

Exhibit 5 - 1

EXHIBIT 6

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:
, 201

[[LANDLORD]]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:	MAXIMUM/AGGREGATE CREDIT AMOUNT:
$
USD:

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed $            US Dollars available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to this Lease (the “ Lease ”) dated             by and between             , as Landlord, and             , as Tenant.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds will be made available to Beneficiary on the same day as a sight draft is presented by Beneficiary.

This Letter of Credit is transferable without charge to you at any time and from time to time and may be transferred in its entirety only. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder. Any such transfer is to be effective at our counters and is contingent upon:

A. The satisfactory completion of our transfer form attached hereto; and

B. The return of the original of this Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee.

This Letter of Credit shall expire at our office on             , 201     (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date (or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by certified mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

We expressly agree and acknowledge that we shall not refuse to pay on any draw permitted under this Letter of Credit in the event that the Accountee/Applicant opposes, contests or otherwise attempts to interfere with any attempt by Landlord to draw down from said Letter of Credit.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)”.

Exhibit 6 - 1

EXHIBIT 7

EXTERIOR SIGN LOCATION

Exhibit 7 - 1

Exhibit 7 - 2

EXHIBIT 8

PATIO

Exhibit 8 - 1

EXHIBIT 9

CLEANING SPECIFICATIONS

2 Canal Park

Overview

This Base Cleaning Specification has been designed to standardize the cleaning programs. Used in conjunction with the site-specific requirements section, it includes industry best practices as well as green cleaning processes to ensure a healthy and safe environment for the people who visit or work in our buildings.

It is based on a five-day-per-week service schedule and is formatted into three sections:

Section one includes the area types that can be found in both the common areas or the suite areas. The task and frequency sets associated with these area types remain constant regardless of “where” the areas are found.

Section two includes the area types that are found in the common areas only. These may, at times, require the cleaning tasks to be performed more frequently to recover from heavy use.

Section three includes the area types within the suites. Cleaning for these areas is focused on the needs commonly associated with tenant activities. In each case, the specifications are expressed in the industry-standard format utilizing annual frequencies (see Frequency Chart below).

Frequency Chart

EXAMPLES OF FREQUENCY REQUIRED	ANNUAL FREQUENCY
Five day service (daily)	260
Four times weekly	208
Twice weekly	104
Weekly service	52
Monthly service	12
Quarterly service	4
Yearly service	1

Exhibit 9 - 1

Specifications for Area Types Found in Common Areas and/or Suite Areas

Atriums, Entrances & Lobbies

Task Description	Annual Frequency
Clean door glass and other adjacent glass areas.	260
Dust furniture and spot clean all horizontal and vertical surfaces.	260
Empty general trash, replace liners when soiled or torn. Remove trash to designated area.	260
clean ash urns.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Dust mop floors with a water-based chemically treated dust mop.	260
Damp mop floors to remove dirt and spills.	260
Fully vacuum all walk-off mats	260
Vacuum entry door thresholds.	52
Dust areas above shoulder level and below knee level.	52
Spot clean telephones and sanitize receivers.	52
Burnish finished floor using electric burnisher.	48
Polish entry door thresholds.	12
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	12
Dust window treatments including horizontal and vertical blinds.	4
Clean and polish wood furniture to restore finish. Exception: Citizens Bank Floors.	4
Vacuum fabric furniture.	4
Machine scrub hard surface floors.	4
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1

Break Areas & Kitchenettes

Task Description	Annual Frequency
Empty break room trash, replace liners and tie-off at corners, clean obvious food and spills from exterior of trash container. Remove trash to designated area.	260
Dust and damp wipe horizontal and vertical break room surfaces including tops of microwave. Interior Microwave cleaning is an extra, please provide unit cost.	260
Dust mop floors with a water-based chemically treated dust mop.	260
Damp mop floors to remove dirt and spills.	260
Fully vacuum all carpeted areas from wall to wall.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Dust areas above shoulder level and below knee level.	52
Damp wipe trash containers to remove soil and stains.	12
Damp wipe air vents to remove dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Machine scrub and recoat floors using approved floor finish.	3
Hot-water extract carpeted areas using approved equipment and supplies.	2
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Completely strip and refinish floors, apply three coats of approved floor finish and buff.	1

Exhibit 9 - 2

Copy / Mail / Fax Areas

Task Description	Annual Frequency
Empty general trash, replace liners when soiled or torn. Remove trash to designated area.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Using a backpack, spot vacuum carpets and hard surfaces to remove visible dirt, dust and debris.	208
Spot mop floors to remove visible dirt and spills.	208
Dust furniture and spot clean all horizontal and vertical surfaces.	52
Dust areas above shoulder level and below knee level.	52
Fully vacuum all carpeted areas from wall to wall.	52
Damp mop floors to remove dirt and spills.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Machine scrub and recoat floors using approved floor finish.	3
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1

Conference Rooms

Task Description	Annual Frequency
Dust furniture and spot clean all horizontal and vertical surfaces.	260
Spot clean interior partition and door glass.	260
Empty general trash, replace liners when soiled or torn. Remove trash to designated area.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Vacuum carpeted traffic lanes and spot vacuum hard-to-reach areas.	208
Damp wipe dry erase boards and trays.	52
Dust areas above shoulder level and below knee level.	52
Spot clean telephones and sanitize receivers.	52
Fully vacuum all carpeted areas from wall to wall.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments horizontal and vertical blinds coordinated with manager.	1
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1

Elevators

Task Description	Annual Frequency
Clean elevator walls, doors, carpets, tile, hard surface floors, ceiling and stainless steel.	260
Vacuum elevator track.	104
Polish elevator tracks and all associated bright work including metal frames and other metallic surfaces.	52
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
1

Exhibit 9 - 3

Janitor Closets

Task Description	Annual Frequency
Clean janitors’ room sinks and floors, organize shelves and inspect equipment.	260
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1

Restrooms, Common

Task Description	Annual Frequency
Perform all daily restroom cleaning procedures; apply germicidal cleaner to all fixtures, refill dispensers, empty trash and replace liners, remove trash to designated area, spot clean mirrors and partitions, wipe fixtures & bright work clean, sweep and mop floors with germicidal cleaner.	260
With a germicidal cleaner, completely damp wipe restroom partitions including high/low areas.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	12
Wash restroom walls with germicidal cleaner.	12
Machine scrub restroom floors with germicidal cleaner.	12
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	12
Damp wipe trash containers and to remove soil and stains.	52

Stairwells, Common

Task Description	Annual Frequency
Spot clean carpeted stairs using approved carpet spotting equipment and supplies.	260
Spot mop hard surface or tile stairs.	208
Spot vacuum stairs using a backpack vacuum.	208
Damp mop stairs to remove dirt and spills.	208
Vacuum stairways, dust vertical and horizontal surfaces and spot clean.	52
Dust light fixtures to remove exterior dust and cobwebs.	1
Completely strip and refinish tiled landings, apply three coats of approved floor finish .	1

Trash Dumpster Enclosures

Task Description	Annual Frequency
Police exterior trash dumpster areas to remove litter.	52

Exhibit 9 - 4

Specifications for Area Types Found in Suites

Only Corridors, Suite

Task Description	Annual Frequency
Dust corridor furniture; spot clean all horizontal and vertical surfaces including interior and door glass.	260
Clean and polish drinking fountains.	260
Empty general trash, replace liners when soiled or torn. Remove trash to designated area.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Fully vacuum corridor carpets from wall to wall.	260
Dust mop hard surface floors with a water-based chemically treated dust mop.	260
Damp mop or auto scrub floors to remove dirt and spills.	260
Dust areas above shoulder level and below knee level.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1

Executive Offices, Suite

Task Description	Annual Frequency
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Empty general trash, replace liners when soiled or torn. Remove trash to designated area.	260
Dust mop floors with a water-based chemically treated dust mop.	260
Damp mop floors to remove dirt and spills.	260
Fully vacuum carpets from wall to wall to remove dirt, dust and debris.	260
Dust furniture and spot clean all horizontal and vertical surfaces.	260
Dust areas above shoulder level and below knee level.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1

Exhibit 9 - 5

General Offices, Suite

Task Description	Annual Frequency
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Empty general trash, replace liners when soiled or torn. Remove trash to designated area.	260
Spot mop floors to remove visible dirt and spills.	260
Using a backpack, spot vacuum carpets to remove visible dirt, dust and debris.	260
Dust furniture and spot clean all horizontal and vertical surfaces.	52
Dust areas above shoulder level and below knee level.	52
Fully vacuum all carpeted areas from wall to wall.	52
Using a backpack, fully vacuum or dust mop hard surface floors to remove dirt, dust, etc.	52
Damp mop floors to remove dirt and spills.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1

Exhibit 9 - 6

EXHIBIT 10

FORM OF NONDISTURBANCE AGREEMENT

SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT

This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this “ Agreement ”) is entered into as of                     , 2015 (the “ Effective Date ”), between BANK OF AMERICA, N.A., a national banking association, as Administrative Agent on behalf of itself and other lenders who may become parties to the Loan Agreement (as defined below) from time to time, whose address is 225 Franklin Street, Boston, Massachusetts 02109, Attention: Commercial Real Estate Banking (“ Mortgagee ”), and                     , a                     , whose address is                     (“Tenant”), with reference to the following facts:

A. BCSP CAMBRIDGE TWO PROPERTY LLC, a Delaware limited liability company, whose address is c/o Beacon Capital Partners, LLC, 200 State Street, 5th Floor, Boston, Massachusetts 02109 (“ Landlord ”), owns the real property located at Two Canal Park, Cambridge, MA (such real property, including all buildings, improvements, structures and fixtures located thereon, “ Landlord’s Premises ”), as more particularly described in Schedule A .

B. Mortgagee and Lenders (as defined in the Loan Agreement) have made (or agreed to make) a loan to Landlord in the original principal amount of $75,200,000.00 (the “ Loan ”) pursuant to that certain Loan Agreement dated March 3, 2015 by and among Landlord, Lenders and Mortgagee (as amended or otherwise modified from time to time, the “ Loan Agreement ”).

C. To secure the Loan, Landlord has encumbered (or will encumber) Landlord’s Premises by entering into that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, each dated March 3, 2015, for the benefit of Mortgagee (as may be amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “ Mortgage ”) recorded in the Middlesex (South) County Registry of Deeds (the “ Land Records ”) on March 3, 2015 in Book 64997, Page 1.

D. Pursuant to a Lease, dated as of                     ,                     , [as amended on                    ,                     and                     ,                    ] ([as amended] the “Lease”), Landlord demised to Tenant a portion of Landlord’s Premises as more particularly described in the Lease (“ Tenant’s Premises ”).

[E. A memorandum or short form of the Lease [is to be recorded in the Land Records prior to the recording of this Agreement.] [was recorded in the Land Records on                     , at Book                    , Page             .]

F. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE , for good and sufficient consideration and intending to be legally bound hereby, Tenant and Mortgagee agree:

1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

1.1 “ Construction-Related Obligation(s) ” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises, if applicable. Construction-Related Obligations shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

1.2 “ Foreclosure Event ” means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord, as defined herein, becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3 “ Former Landlord ” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4 “ Offset Right ” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent, as defined herein, or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

1.5 “ Rent ” means any fixed rent or base rent and additional rent under the Lease.

1.6 “ Successor Landlord ” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7 “ Termination Right ” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

Exhibit 10 - 1

2. Subordination. The Lease, including all rights of first refusal, purchase options and other rights of purchase, shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien and security interest imposed by the Mortgage and the right to enforce such lien or security interest, and all advances made under or secured by the Mortgage.

3. Nondisturbance; Recognition; and Attornment.

3.1 No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable notice and cure periods (an “ Event of Default ”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease, disaffirm the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2 Nondisturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, if Successor Landlord takes title to Landlord’s Premises or succeeds to the interest of the Landlord under the Lease: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; provided, however, Tenant shall be under no obligation to pay to the Successor Landlord any rent or other sum payable pursuant to the Lease until Tenant receives a notice from Successor Landlord in accordance with Section 6 below that it has succeeded to the interest of Landlord under the Lease; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

3.4 Default Under Mortgage. In the event that Mortgagee notifies Tenant of a default that has continued beyond applicable notice and cure periods under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay directly to Mortgagee the full amount of its rent and all other sums due under the Lease, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage and notwithstanding any contrary instructions of or demands from Landlord.

4. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1 Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. (The foregoing shall not limit (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring or continuing after the date of attornment, or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.)

4.2 Acts or Omissions of Former Landlord. Any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Former Landlord) (other than to cure defaults of a continuing nature) or obligations accruing prior to Successor Landlord’s actual ownership of the Property); provided, however, that any Successor Landlord shall be liable and responsible for the performance of all covenants and obligations of Landlord under the Lease accruing from and after the date that it takes title to the Property.

4.3 Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment, and except to the extent said Rent was paid to or received by Mortgagee.

4.4 Payment; Security Deposit. Any obligation (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant, or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee. This Section is not intended to apply to Landlord’s obligation to make any payment that constitutes a Construction-Related Obligation.

4.5 Modification; Amendment. Any modification or amendment of the Lease made without Mortgagee’s written consent, if such amendment or modification (a) causes an offset of rent and/or reduces rent, (b) affects the size or measurement of the Premises, (c) changes the Term of the Lease, or (d) increases the obligations of Landlord under the Lease, unless the same is made in order to comply with applicable law, and exclusive of any amendment to the Lease memorializing the exercise of any rights of Tenant expressly contained in the Lease, including, without limitation, any option to expand the Premises or extend the Term.

4.6 Surrender; Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

Exhibit 10 - 2

4.7 Construction-Related Obligations. Except as expressly provided below, any Construction-Related Obligation of Landlord under the Lease. Notwithstanding the foregoing, Successor Landlord shall be bound by the obligations of Landlord and the rights of Tenant under the last two sentences Section 4.5 of the Lease (i.e., Tenant’s right to a rent credit and to terminate this Lease in the event of late delivery).

5. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including the rents and proceeds therefrom, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “ Successor Landlord’s Interest ”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) including the rents and proceeds therefrom for payment or discharge of any obligations of Successor Landlord under the Lease as modified by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. In addition to any limitation of liability set forth in this Agreement, Mortgagee and/or its successors and assigns shall under no circumstances be liable for any incidental, consequential, punitive, or exemplary damages. Nothing contained herein shall affect the limitations on Tenant’s liability set forth in Section 26(b) or elsewhere in the Lease.

6. Mortgagee’s Right to Cure.

6.1 Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement so long as the mortgage is outstanding, before exercising any Termination Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “ Default Notice ”) and, thereafter, the opportunity to cure such breach or default as provided for below. All notices hereunder shall be given in the manner prescribed in Section 8.1 below.

6.2 Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

7. Confirmation of Facts. Tenant represents to Mortgagee and to any Successor Landlord, as of the Effective Date, that Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

8. Miscellaneous.

8.1 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this Section. Notices shall be effective the next business day after being sent by overnight courier service, and five (5) business days after being sent by certified mail (return receipt requested).

8.2 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8.3 Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

8.4 Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties hereto and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.

8.5 Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

8.6 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the Commonwealth of Massachusetts, excluding its principles of conflict of laws.

8.7 Amendments . This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

Exhibit 10 - 3

8.8 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9 Mortgagee’s Representation. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions.

8.10 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

8.11 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person, firm or corporation, or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, firms or corporations, or circumstances, other than those as to which it is held invalid, shall both be unaffected thereby, and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered under seal by Mortgagee and Tenant as of the Effective Date.

MORTGAGEE:

BANK OF AMERICA, N.A.,
a national banking association, as Administrative Agent

By:	[SEAL]
Name:	Emily B. Rush
Title:	Senior Vice President

TENANT :

,
a

By:	[SEAL]
Name:
Title:

Exhibit 10 - 4

COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF SUFFOLK	), ss.

On                    , 2015, before me,                    , personally appeared Emily B. Rush, the Senior Vice President of BANK OF AMERICA, N.A., on behalf of such national banking association, as Administrative Agent.

I certify under PENALTY OF PERJURY under the laws of the Commonwealth of Massachusetts that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                    (Seal)

STATE OF	)
) ss.
COUNTY OF	)

On             , 2015, before me,               , personally appeared           , the           of           , on behalf of such             .

I certify under PENALTY OF PERJURY under the laws of the State of             that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                            (Seal)

Exhibit 10 - 5

LANDLORD’S CONSENT

Landlord acknowledges the foregoing Agreement. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or, as between Landlord and Tenant, any of Landlord’s or Tenant’s obligations under the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in Section 3.4 of the foregoing Agreement from Mortgagee and Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage. Landlord is not a party to the above Agreement.

LANDLORD :

BCSP CAMBRIDGE TWO PROPERTY LLC , a Delaware limited liability company

By:
Name: Nancy J. Broderick
Title: Managing Director

COMMONWEALTH OF MASSACHUSETTS	)

)
COUNTY OF SUFFOLK	), ss.

On                    , 2015, before me,                    , personally appeared Nancy J. Broderick, the Managing Director of BCSP CAMBRIDGE TWO PROPERTY LLC, on behalf of such limited liability company.

I certify under PENALTY OF PERJURY under the laws of the Commonwealth of Massachusetts that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                      (Seal)

Exhibit 10 - 6

SCHEDULE A

Description of Landlord’s Premises

TRACT I - FEE SIMPLE

A certain parcel of land in the Commonwealth of Massachusetts, County of Middlesex, City of Cambridge at the southeasterly corner of First Street and Cambridge Street, shown as Parcel F on a plan by Cullinan Engineering Company, Inc. entitled “Plan of Property owned by City of Cambridge, First Street, Cambridge Street, Cambridge, Massachusetts” dated March 13,1985 drawn by Cullinan Engineering Co., Inc., and recorded with the Middlesex South Registry of Deeds as Plan No. 291 of 1985 in Book 16059, Page 439 (hereinafter “Plan”), bounded and described as follows:

Beginning at the intersection of the relocated easterly sideline of First Street and the northerly sideline of Otis Way as shown on the Plan;

THENCE N 09 degrees 28’ 49” E along the relocated easterly sideline of First Street, One Hundred Forty-Nine and 91/100 (149.91) feet;

THENCE northeasterly along a curve to the right having a radius of Thirty-Eight and 00/100 (38.00) feet at the intersection of the relocated easterly sideline of First Street and the relocated southerly sideline of Cambridge Street as shown on the Plan, a length of Sixty and 32/100 (60.32) feet;

THENCE S 79 degrees 34’ 01” E along the relocated southerly sideline of Cambridge Street, Two Hundred Thirty and 59/100 (230.59);

THENCE southeasterly along a curve to the right having a radius of Seventy and 00/100 (70.00) feet on the relocated southerly sideline of Cambridge Street, a length of Twenty-Nine and 18/100 (29.18) feet;

THENCE S 55 degrees 40’ 57” E along the relocated southerly sideline of Cambridge Street, Forty-Five and 91/100 (45.91) feet;

THENCE S 10 degrees 18’ 55” W by land now or formerly of the City of Cambridge, One Hundred Fifty-Eight and 33/100 (158.33) feet;

THENCE N 80 degrees 31’ 11” W by land and now or formerly of the City of Cambridge and along the northerly sideline of Otis Way, respectively, as shown on the Plan, Three Hundred Thirty-Six and 79/100 (336.79) feet to The Point of Beginning.

TRACT II-EASEMENT

Exclusive easements A (foundation and pile cap easement), and B (twenty-five-foot wide construction and maintenance easement), and non-exclusive easements C (4,564 square foot service, access and utility easement), D (below-ground parking easement) and E (pedestrian access easement over Otis Way and five-foot wide foundation and pile cap easement), all as set forth in deed recorded in Book 16059, Page 439 in accordance with the terms thereof as affected by Modification of Deed and Grant of Easement dated June 21, 1999 recorded in Book 30383, Page 405.

TRACT III-EASEMENT

Permanent rights and easement for below-ground tie-backs contained in Tieback and Indemnity Agreement dated November 15, 1989 recorded in Book 20427, Page 501.

TRACT IV-EASEMENT

Rights and easements contained in Easement Agreement dated July 28, 1998 between EOP-One Canal Park L.L.C., as grantor, and Two Canal Park Limited Partnership, as grantee, recorded in Book 29131, Page 340.

TRACT V-LICENSE

Terms and conditions of License No. 2491 dated November 13, 1990 recorded in Book 20912, Page 398; as affected by Partial Certificate of Compliance dated June 2, 1994 recorded in Book 24609, Page 45; as affected by Certificate of Compliance dated June 7, 1999 recorded in Book 30843, Page 421.

Exhibit 10 - 7

EXHIBIT 11

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement is entered into as of this             day of                     , 20    , by and between BCSP CAMBRIDGE TWO PROPERTY LLC , a Delaware limited liability company (“ Landlord ”), with an address c/o Beacon Capital Partners, 200 State Street, 5 th Floor, Boston, Massachusetts 02109, and HUBSPOT, INC., a Delaware corporation (“ Tenant ”), with an address at Two Canal Park, Cambridge, Massachusetts 02141.

WHEREAS, Tenant entered into a certain lease (the “ Lease ”) dated April     , 2015, with respect to certain premises in that certain building located at Two Canal Park, Cambridge, Massachusetts 02141 (the “ Building ”);

WHEREAS, Tenant has requested to conduct an examination of the records maintained by Landlord with respect to Operating Costs paid by Tenant under the Lease for Operating Year 20            (the “ Examination ”), and has requested that                     (“ Consultant ”) be permitted to conduct the Examination;

WHEREAS, the parties do wish to provide for the confidentiality of certain proprietary documents and other sensitive business information that Landlord has or may produce to Tenant and Consultant in connection with the Examination;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The parties acknowledge and agree that all documents produced by Landlord in the course of the Examination shall be treated as confidential and shall be used by Tenant solely for the purposes of conducting an examination of Operating Costs for Operating Year 20            and for no other purpose or purposes.

2. Tenant shall not, except as specifically provided in Paragraph 4 below, disclose any such confidential documents or any summary of the contents thereof, to any persons not bound by this Confidentiality Agreement, it being understood and agreed upon that Tenant may show confidential documents to its employees, brokers, attorneys, or independent auditors who are shown this Confidentiality Agreement and agree to be bound hereby. In addition, Tenant may disclose such confidential documents as may be necessary in connection with any arbitration between Landlord and Tenant with respect to such Operating Costs.

3. All such confidential documents shall be maintained in safe and secure facilities at the offices of Tenant. Upon the termination of the Examination and final resolution of any arbitration between Landlord and Tenant with respect thereto, Tenant shall return all confidential documents and all summaries or excerpts thereof to Landlord.

4. Tenant may disclose confidential documents as required by an order of a court of competent jurisdiction, including a subpoena duces tecum, provided the Tenant shall (a) object to production on the grounds of this Confidentiality Agreement, and (b) promptly upon receipt of said order or subpoena, and in no event less than three (3) days after receipt of said order or subpoena or seventy-two (72) hours prior to the time a response is due, whichever is earlier due (unless a response is due in less than such time), notify Landlord in writing of the order or subpoena. In addition, Tenant may disclose confidential documents as may be agreed upon in writing by Landlord.

5. Each of Tenant and Consultant shall advise its employees and independent auditors of the terms of this Confidentiality Agreement and shall be responsible for any failure by any of their respective current or former employees and independent auditors to abide by the terms of this Confidentiality Agreement.

6. In recognition of the confidential nature of the documents and the other business information that Landlord will provide to Tenant under this Confidentiality Agreement and to ensure against any inadvertent disclosure of confidential information, Consultant and any of its employees and independent auditors who review any confidential documents shall not, for a period of two (2) years after the date hereof, consult with, represent or otherwise provide any services to any other current, former or prospective tenant at any building owned by Landlord relating to the examination of any operating expense documentation for any such building. The parties agree that this Paragraph 6 shall survive the breach or termination of this Confidentiality Agreement.

7. Tenant acknowledges and agrees that the extent and irreparable nature of the damages which may result from a breach of this Confidentiality Agreement may make the legal remedies available to Landlord for such a breach inadequate. Accordingly, in the event of a breach of this Confidentiality Agreement, Tenant acknowledges that Landlord will be entitled to immediate injunctive relief without proof of actual damages, in addition to and not in substitution for any other remedy Landlord may have at law or in equity.

8. This Confidentiality Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

9. This Confidentiality Agreement shall constitute the entire understanding between the parties concerning the subject matter of this Confidentiality Agreement and supersedes and replaces all prior negotiations, proposed amendments and agreements, written and oral, concerning the subject matter of this Confidentiality Agreement.

Exhibit 11 - 1

10. The undersigned do hereby represent and warrant that they have authority to enter into this Confidentiality Agreement on behalf of themselves and their respective affiliates, subsidiaries or related entities.

11. This Confidentiality Agreement shall be binding upon and inure to the benefit of the successors, successors-in-title, assigns, heirs and personal representatives of the parties.

12. Capitalized terms used but not defined herein shall have the meanings given to them in the Lease.

13. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, STATUTE, TORT (SUCH AS NEGLIGENCE) OR OTHERWISE) RELATING TO THIS CONFIDENTIALITY AGREEMENT.

14. Tenant hereby represents and warrants that the Consultant is not being paid on a contingent fee basis in connection with the Examination.

[Signature Page Follows]

Exhibit 11 - 2

WITNESS, the execution hereof by facsimile or otherwise, in any number of counterpart copies, each of which shall be deemed an original for all purposes, as of the date and year first above written.

LANDLORD:	TENANT:

BCSP CAMBRIDGE TWO PROPERTY LLC, a Delaware limited liability company	HUBSPOT, INC., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:
Hereunto Duly Authorized

Exhibit 11 - 3

EXHIBIT 1

JOINDER OF INDEPENDENT CONSULTANT

The undersigned,                 (“ Consultant ”), a             , with an address at             , has been retained by Tenant to conduct the Examination. Consultant hereby joins in the foregoing Confidentiality Agreement dated as of             , 20            by and between BCSP CAMBRIDGE TWO PROPERTY LLC AND HUBSPOT, INC., and agrees to be bound by all of the terms thereof. The execution of this Joinder by Consultant and the delivery of an executed original hereof to Landlord is an express pre-condition to Consultant and Tenant commencing the Examination. Consultant hereby represents and warrants that it is not being paid on a contingent fee basis in connection with the Examination.

CONSULTANT:

By:
Name:
Title:
Hereunto Duly Authorized

Date Signed:

Exhibit 1-1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (the “Amendment”) dated this 10th day of August, 2016 (the “Effective Date”) is made by and between TWO CANAL PARK MASSACHUSETTS, LLC, a Delaware limited liability company, as successor-in-interest to BCSP CAMBRIDGE TWO PROPERTY, LLC (the “Landlord”), and HUBSPOT, INC., a Delaware corporation (the “Tenant”).

RECITALS:

A.WHEREAS, Landlord and Tenant entered into that certain Lease dated April 23, 2015 (the “Lease”) whereby Tenant leases from Landlord certain premises consisting of approximately: (i) 9,170 rentable square feet on the first (1st) floor and (ii) approximately 50,602 rentable square feet on the second (2nd) floor for a total of 59,772 rentable square feet (the “Existing Premises”) in the building located at Two Canal Park, Cambridge, Massachusetts; and

B.WHEREAS, the Expiration Date with respect to the Term of the Lease is scheduled to expire on January 31, 2026 (the “Expiration Date”); and

C.WHEREAS, Landlord and Tenant have agreed to lease additional space in the Building to Tenant on the first (1st)  floor of the Building consisting of approximately 8,188 rentable square feet substantially shown on the floor plan attached hereto as Exhibit A (the “Expansion Premises”) on the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.Recitals.  The recitals set forth above are incorporated herein and made a part of this Amendment as if set forth herein in full.

2.Capitalized Terms.  All capitalized terms used in this Amendment that are not defined in this Amendment shall have the meanings ascribed to such terms in the Lease. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the definitions set forth in this Amendment shall control.

3.Term for Expansion Premises.  Subject to the terms and conditions set forth herein, the Term of the Lease with respect to the Expansion Premises shall commence on the date Landlord delivers possession of the Expansion Premises to Tenant vacant, broom clean, free of tenants, occupants, property and debris, in compliance with all applicable Laws and free of all Hazardous Materials that are required to be removed, remediated, or encapsulated pursuant to applicable Environmental Laws (defined below) and with the base building systems including, without limitation, HVAC, mechanical, plumbing, electrical, elevator services, roofing, fire safety access and emergency egress systems serving the Premises in good working order (the “Expansion Premises Commencement Date”) and expire on the Expiration Date under the Lease.  Except as otherwise expressly provided herein, Tenant’s lease of the Expansion Premises shall be on all of the terms and conditions of the Lease, including, without limitation, Tenant’s extension rights, dog rights and rights to install a soda fountain, and the Term of the Lease with respect to the Expansion Premises shall be coterminous with the Term of the Lease for the Existing Premises, as the same may be earlier terminated or extended as provided in the Lease.

Accordingly, as of the Expansion Premises Commencement Date, the Premises as set forth on Exhibit I-1 the Lease shall be deleted in its entirety and replaced with the following:

Premises:

A portion of the first (1st) floor of the Building, containing approximately 9,170 rentable square feet, substantially as shown on the Lease Plan, attached hereto and incorporated herein as Exhibit 2, Sheet 1 (“First Floor Premises”)

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The entirety of the second (2nd) floor of the Building, containing approximately 50,602 rentable square feet, substantially shown on the Lease Plan, attached hereto and incorporated herein as Exhibit 2, Sheet 1 (“Second Floor Premises”)

A portion of the first (1st) floor of the Building containing approximately 8,188 rentable square feet substantially shown on the floor plan attached as Exhibit A to the First Amendment to Lease and incorporated herein (the “Expansion Premises”).

Total Area of the Premises:         67,960 square feet

Total Area of the Building:         206,567 square feet

4.Yearly Rent for Expansion Premises. Effective as of the Expansion Premises Rent Commencement Date (as hereinafter defined), Tenant shall pay Yearly Rent with respect to the Expansion Premises in accordance with the following schedule and in accordance with all other terms and conditions applicable to the payment of Base Rent under the Lease:

Term for Expansion Premises	Yearly Rent	Monthly Payment	Per Rentable Square Foot of Expansion Premises
First Rent Year	$524,032.00	$43,669.33	$64.00
Second Rent Year	$532,220.00	$44,351.67	$65.00
Third Rent Year	$540,408.00	$45,034.00	$66.00
Fourth Rent Year	$548,596.00	$45,716.33	$67.00
Fifth Rent Year	$556,784.00	$46,398.67	$68.00
Sixth Rent Year	$564,927.00	$47,081.00	$69.00
Seventh Rent Year	$573,160.00	$47,763.33	$70.00
Eighth Rent Year	$581,348.00	$48,445.67	$71.00
From the day immediately following the expiration of the Eight Rent Year through the Expiration Date	$589,536.00	$49,128.00	$72.00

The “Expansion Premises Rent Commencement Date” shall be the date that is six (6) months following the Expansion Premises Commencement Date.  Tenant shall have no obligation to pay Yearly Rent with respect to the Expansion Premises for the period commencing on the Expansion Premises Commencement Date and expiring as of the day before the Expansion Premises Rent Commencement Date.

For purposes hereof, a “Rent Year” shall mean, with respect to the Expansion Premises, any twelve (12) month period during the Term of the Lease commencing as of the Expansion Premises Rent Commencement Date, or as of any anniversary of the Expansion Premises Rent Commencement Date, except that if the Expansion Premises Rent Commencement Date does not occur on the first day of a calendar month, then (i) the first Rent Year shall further include the partial calendar month in which the first anniversary of the Expansion Premises Commencement Date occurs, and (ii) the remaining Rent Years shall be the successive twelve-(12)-month periods following the end of such first Rent Year.

After the Expansion Premises Commencement Date, Landlord and Tenant shall confirm the Expansion Premises Commencement Date, the Expansion Premises Rent Commencement Date and the Yearly Rent with respect to the Expansion Premises in the form attached hereto as Exhibit C (the “Expansion Premises Commencement Date Letter”).

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5.Tax Excess for Expansion Premises. The Tax Base with respect to the Expansion Premises shall be the actual amount of Taxes for the fiscal year 2017 (i.e., July 1, 2016, through June 30, 2017). Tenant shall pay to Landlord Tenant’s Expansion Premises Proportionate Share (as hereinafter defined) of the amount by which Taxes with respect to the Expansion Premises exceed Taxes with respect to the Tax Base with respect to the Expansion Premises in accordance with the terms and conditions of the Lease.   “Tenant’s Expansion Premises Proportionate Share” shall be 3.96%.

6.Operating Excess for Expansion Premises. The Operating Costs in the Base Year with respect to the Expansion Premises shall be the actual amount of Operating Costs for the calendar year 2017. Tenant shall pay to Landlord Tenant’s Expansion Premises Proportionate Share of the amount by which Operating Costs with respect to the Expansion Premises exceed Operating Costs with respect to the Base Year for the Expansion Premises in accordance with the terms and conditions of the Lease.

7.Amendment to Parking.  In connection with this Amendment, and effective as of the Expansion Premises Commencement Date, Tenant shall have the right to use five (5) additional Parking Passes.

Accordingly, Section 29.12 Parking set forth on Exhibit I-3 shall be deleted in its entirety and replaced with the following:

Section 29.12 Parking:	Number of Parking Passes: Forty-One (41), as more fully set forth in Section 29.12 hereof.

8.Security Deposit.  As of the Effective Date, Landlord is currently holding the Security Deposit in the amount of $855,028.00 which shall continue to be held by Landlord in connection with the terms and conditions of the Lease.

9.Condition of Expansion Premises.  Except for the  Improvement Allowance as more particularly described on Exhibit B attached hereto and except as set forth in Section 3 of this Amendment, Landlord shall not be obligated to make any improvements or contribute any allowances and Tenant shall take occupancy of the Expansion Premises in its “as-is” condition.  The foregoing shall not limit or relieve Landlord of any of Landlord’s express obligations under the Lease.

10.Exterior Patio Space.  In consideration of Tenant’s agreement to not pursue legal action resulting from the material disturbances to Tenant’s quiet enjoyment of the Existing Premises set forth in Section 14 below, Landlord agrees to provide Tenant with the exclusive use of the ground floor patio space adjacent to the Expansion Premises at no additional rental or other charge on the same terms and conditions as are applicable to the Patio under Section 29.22 of the Lease.

11.Exterior Signage.  In addition to Tenant’s Exterior Signage rights under Section 17.4 of the Lease, Tenant shall have the right to install one (1) additional exterior sign on the façade of the Expansion Premises containing the name and logo of Tenant.

12.Dog Friendly Premises.  Landlord agrees to reasonably cooperate with Tenant to agree upon a reasonable expansion of Tenant’s rights under Section 29.20 of the Lease.

13.Brokers. Tenant represents to Landlord that Tenant has not dealt with any broker in connection with this Amendment other than CBRE/New England representing Landlord exclusively (“Landlord’s Broker”), and T3 Advisors, LLC, representing Tenant exclusively (“Tenant’s Broker”), and warrants that no other broker is or may be entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord’s agents from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any other brokers or finders for any commission alleged to be due such brokers or finders in connection with their participation in the negotiation with Tenant of this

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Amendment.  Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the Landlord’s Broker and the Tenant’s Broker.  Landlord agrees to defend, exonerate and save harmless Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.  Landlord shall pay any commissions due to Landlord’s Broker and Tenant’s Broker pursuant to a separate agreement between Landlord and Landlord’s Broker.

14.Release by Tenant; Amendment Contingency. Reference is hereby made to those letters received by Landlord and dated May 31, 2016 and July 1, 2016, sent to Landlord on behalf of Tenant (the “Letters”). Provided Landlord causes the Expansion Premises Commencement Date to occur by not later than October 15, 2016, Tenant agrees to waive and release any and all claims against Landlord in connection with the Letters.   This Amendment is contingent upon Landlord entering into that certain Termination Agreement with respect to the current occupant of the Expansion Premises.  In the event this contingency is not satisfied by August 31, 2016, Tenant or Landlord may elect to terminate this Amendment by delivery of written notice to the other party and in such event this Amendment shall terminate in its entirety, including, without limitation, the waiver and release set forth in this Section 14 of Tenant’s claims against Landlord with respect to the matters addressed in the Letters.

15.Counterparts.  This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

16.Confirmation of Lease.   Except as amended by this Amendment, all terms and provisions of the Lease shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the Effective Date.

LANDLORD:

TWO CANAL PARK MASSACHUSETTS, LLC
a Delaware limited liability company

By:	BAY STATE REIT, LLC
a Delaware limited liability company, its Manager

By:	U.S. REAL ESTATE INVESTMENT FUND REIT, INC.
a Delaware corporation, its Manager

By:	/s/ Peter Palandjian
Name:	Peter Palandjian
Title:	President and Treasurer

TENANT:

HUBSPOT, INC.
a Delaware corporation

By:	/s/ John P. Kelleher
Name:	John P. Kelleher
Title:	Secretary and General Counsel

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EXHIBIT “A”

EXPANSION PREMISES

ATTACHED HERETO

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PROPERTY OVERVIEW

TWO

First Floor

Cambridge Street
Public Parking
Vacant (Storage)
Suite 103
Loading Dock
HubSpot
Otis Way Entry
Otis Way
First Street

LEASE EXPIRATION

Vacant 2017 2019 2022

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EXHIBIT “B”

IMPROVEMENT Allowance

1.Landlord shall provide to Tenant a tenant improvement allowance of up to $70.00 per rentable square foot of the Expansion Premises (the “Improvement Allowance”) provided, however, the Improvement Allowance shall be prorated and reduced to reflect the number of months remaining in the Term as of the Expansion Premises Commencement Date compared to the number of months in the original Term of the Lease, to be used by Tenant to pay for the cost to construct certain improvements with respect to the Expansion Premises (“Tenant’s Improvements”). In addition, Landlord shall provide Tenant with an additional allowance of up to $2.00 per rentable square foot of the Expansion Premises ($16,376.00) (the “Demolition Allowance”) to be used by Tenant toward the cost of demolition of the existing demising wall in the Expansion Premises.

2.Landlord agrees that Tenant may apply the Improvement Allowance towards hard construction costs, soft costs (such as permitting, architectural and engineering fees), voice and data wiring and cabling costs, and furniture, fixtures and equipment expenses.

3.Tenant acknowledges that all costs for the Tenant Improvements in excess of the Improvement Allowance shall be at the sole cost and expense of the Tenant and shall payable within thirty (30) days of receipt of invoice from Landlord.

4.All Tenant Improvements shall: (a) be subject to all terms and conditions of the Lease, including but not limited to Section 12; (b) based on plans and specifications previously approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (b) performed in a good and workmanlike manner by contractors previously approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and (c) be in compliance with all applicable laws and regulations.

5.Landlord shall disburse the Improvement Allowance and Demolition Allowance to Tenant on a periodic basis (but no more than once per month) upon receipt from Tenant of: (i) reasonable documentation of payment by Tenant for materials and labor, as the case may be; and (ii) partial lien waivers or final lien waivers, if applicable, from any contractors or laborers hired by Tenant to perform any improvements to the Premises. Tenant must utilize the Improvement Allowance on or before eighteen (18) months following the Expansion Premises Commencement Date, the failing of which shall cause Tenant to forfeit the Improvement Allowance or any remainder thereof. Tenant shall not be permitted to apply any unused Improvement Allowance toward Rent.

6.Landlord shall pay for the cost of Tenant’s space planning allowance with respect to the Expansion Premises in an amount not to exceed ($.10) per rentable square foot of the Expansion Premises ($818.80). Tenant’s architect shall invoice Landlord directly.

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EXHIBIT “C”

EXPANSION PREMISES COMMENCEMENT DATE CERTIFICATE

DATE:                    , 2016

RE:

First Amendment to Lease dated _________, 2016 (the “Amendment”) by and between Two Canal Park Massachusetts, LLC (“Landlord”), and Hubspot, Inc. (“Tenant”) with respect to premises located at Two Canal Park, Cambridge, Massachusetts

Dear Tenant:

This certificate shall constitute the Expansion Premises Commencement Date Certificate referenced in Section 4 of the Amendment. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Amendment.

1.The Expansion Premises Commencement Date shall be _____________.

2.The Expansion Premises Rent Commencement Date shall be _________.

3.Yearly Rent shall be paid in accordance with the following schedule:

[NOTE: INSERT EXACT DATES FOR TERM ONCE DETERMINED]

Term for Expansion Premises	Yearly Rent	Monthly Payment	Per Rentable Square Foot of Expansion Premises
First Rent Year	$524,032.00	$43,669.33	$64.00
Second Rent Year	$532,220.00	$44,351.67	$65.00
Third Rent Year	$540,408.00	$45,034.00	$66.00
Fourth Rent Year	$548,596.00	$45,716.33	$67.00
Fifth Rent Year	$556,784.00	$46,398.67	$68.00
Sixth Rent Year	$564,927.00	$47,081.00	$69.00
Seventh Rent Year	$573,160.00	$47,763.33	$70.00
Eighth Rent Year	$581,348.00	$48,445.67	$71.00
From the day immediately following the expiration of the Eight Rent Year through the Expiration Date	$589,536.00	$49,128.00	$72.00

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Expansion Premises Commencement Date Certificate to be executed as of the date set forth above.

LANDLORD:

TWO CANAL PARK MASSACHUSETTS, LLC
a Delaware limited liability company

By:	BAY STATE REIT, LLC
a Delaware limited liability company, its Manager

By:	U.S. REAL ESTATE INVESTMENT FUND REIT, INC.
a Delaware corporation, its Manager

By:
Name:	Peter Palandjian
Title:	President and Treasurer

TENANT:

HUBSPOT, INC.
a Delaware corporation

By:
Name:
Title:

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